                                                                    Exhibit 99.1


================================================================================

                           REVOLVING CREDIT AGREEMENT

                        $1,000,000,000 REVOLVING CREDIT
                          AND COMPETITIVE BID FACILITY

                                     AMONG

                              OCEAN ENERGY, INC.,

                              JPMORGAN CHASE BANK,
                          AS ADMINISTRATIVE AGENT AND
                         AUCTION ADMINISTRATIVE AGENT,

                                 BANK ONE, NA,
                                      AND
                              FLEET NATIONAL BANK,
                             AS SYNDICATION AGENTS,

                                  BNP PARIBAS,
                                      AND
                         WELLS FARGO BANK TEXAS, N.A.,
                            AS DOCUMENTATION AGENTS,

                             BANK OF AMERICA, N.A.,
                               BANK OF MONTREAL,
                            THE BANK OF NOVA SCOTIA
                                      AND
                       DEUTSCHE BANK AG NEW YORK BRANCH,
                              AS MANAGING AGENTS,

                                      AND

                       THE OTHER LENDERS SIGNATORY HERETO

                                  MAY 31, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                       Page
Section 1 Definitions and Accounting Matters.........................................    1
  1.1   Certain Defined Terms........................................................    1
  1.2   Accounting Terms and Determinations..........................................   15
  1.3   Types of Loans...............................................................   15
  1.4   Miscellaneous................................................................   15
Section 2 Commitments; Competitive Bid Facility......................................   15
  2.1   Committed Loans..............................................................   15
  2.2   Letters of Credit............................................................   16
  2.3   Reductions and Changes of Commitments........................................   19
  2.4   Fees.........................................................................   19
  2.5   Affiliates; Lending Offices..................................................   19
  2.6   Several Obligations..........................................................   20
  2.7   Repayment of Loans; Evidence of Debt.........................................   20
  2.8   Use of Proceeds..............................................................   21
  2.9   Competitive Bid Procedure....................................................   21
Section 3 Borrowings, Prepayments and Selection of Interest Rates....................   23
  3.1   Borrowings...................................................................   23
  3.2   Prepayments..................................................................   23
  3.3   Selection of Interest Rates..................................................   23
Section 4 Payments of Principal and Interest.........................................   24
  4.1   Repayment of Loans and Reimbursement Obligations.............................   24
  4.2   Interest.....................................................................   24
Section 5 Payments; Pro Rata Treatment; Computations, Etc............................   25
  5.1   Payments.....................................................................   25
  5.2   Pro Rata Treatment...........................................................   25
  5.3   Computations.................................................................   25
  5.4   Minimum and Maximum Amounts..................................................   26
  5.5   Certain Actions, Notices, Etc................................................   26
  5.6   Non-Receipt of Funds by Administrative Agent.................................   27
  5.7   Sharing of Payments, Etc.....................................................   27
Section 6 Yield Protection and Illegality............................................   28
  6.1   Additional Costs.............................................................   28
  6.2   Limitation on Types of Loans.................................................   29
  6.3   Illegality...................................................................   30
  6.4   Substitute Alternate Base Rate Loans.........................................   31
  6.5   Compensation.................................................................   31
  6.6   Additional Costs in Respect of Letters of Credit.............................   31
  6.7   Capital Adequacy.............................................................   32
  6.8   Limitation on Additional Charges; Substitute Lenders; Non-Discrimination.....   32
Section 7 Conditions Precedent.......................................................   33
  7.1   Initial Loans................................................................   33
  7.2   Initial and Subsequent Loans.................................................   35
Section 8 Representations and Warranties.............................................   35

  8.1   Corporate Existence..........................................................   36
  8.2   Corporate Power and Authorization............................................   36
  8.3   Binding Obligations..........................................................   36
  8.4   No Legal Bar or Resultant Lien...............................................   36
  8.5   No Consent...................................................................   36
  8.6   Financial Condition..........................................................   36
  8.7   Investments and Guaranties...................................................   37
  8.8   Liabilities and Litigation...................................................   37
  8.9   Taxes and Governmental Charges...............................................   37
  8.10  Title to Properties..........................................................   37
  8.11  Defaults.....................................................................   37
  8.12  Location of Businesses and Offices...........................................   37
  8.13  Compliance with Law..........................................................   38
  8.14  Margin Stock.................................................................   38
  8.15  Subsidiaries.................................................................   38
  8.16  ERISA........................................................................   38
  8.17  Investment Company Act.......................................................   39
  8.18  Public Utility Holding Company Act...........................................   39
  8.19  Environmental Matters........................................................   39
  8.20  Claims and Liabilities.......................................................   40
  8.21  Solvency.....................................................................   40
Section 9 Affirmative Covenants......................................................   40
  9.1   Financial Statements and Reports.............................................   40
  9.2   Officers' Certificates.......................................................   41
  9.3   Taxes and Other Liens........................................................   42
  9.4   Maintenance..................................................................   42
  9.5   Further Assurances...........................................................   42
  9.6   Performance of Obligations...................................................   42
  9.7   Reimbursement of Expenses....................................................   42
  9.8   Insurance....................................................................   43
  9.9   Accounts and Records.........................................................   44
  9.10  Notice of Certain Events.....................................................   44
  9.11  ERISA Information and Compliance.............................................   45
Section 10 Negative Covenants........................................................   46
  10.1  Debts, Guaranties and Other Obligations......................................   46
  10.2  Liens........................................................................   48
  10.3  Dividend Payment Restrictions................................................   51
  10.4  Mergers and Sales of Assets..................................................   51
  10.5  Proceeds of Loans............................................................   52
  10.6  ERISA Compliance.............................................................   52
  10.7  Total Leverage Ratio.........................................................   52
  10.8  [Intentionally omitted]......................................................   52
  10.9  Minimum Net Worth............................................................   52
  10.10   Nature of Business.........................................................   52
  10.11   Covenants in Other Agreements..............................................   52
Section 11 Defaults..................................................................   53

  11.1  Events of Default............................................................   53
  11.2  Collateral Account...........................................................   55
  11.3  Preservation of Security for Unmatured Reimbursement Obligations.............   55
  11.4  Right of Setoff..............................................................   56
Section 12 Agents....................................................................   56
  12.1  Appointment, Powers and Immunities...........................................   56
  12.2  Reliance by Agents...........................................................   57
  12.3  Defaults.....................................................................   58
  12.4  Rights as a Lender...........................................................   58
  12.5  Indemnification..............................................................   58
  12.6  Non-Reliance on Agents and Other Lenders.....................................   59
  12.7  Failure to Act...............................................................   59
  12.8  Resignation or Removal of Administrative Agent...............................   59
Section 13 Miscellaneous.............................................................   60
  13.1  Waiver.......................................................................   60
  13.2  Notices......................................................................   60
  13.3  Indemnification..............................................................   60
  13.4  Amendments, Etc..............................................................   61
  13.5  Successors and Assigns.......................................................   62
  13.6  Limitation of Interest.......................................................   64
  13.7  Survival.....................................................................   65
  13.8  Captions.....................................................................   66
  13.9  Counterparts.................................................................   66
  13.10   GOVERNING LAW; FORUM SELECTION; CONSENT TO JURISDICTION....................   66
  13.11   WAIVER OF JURY TRIAL; PUNITIVE DAMAGES.....................................   66
  13.12   Severability...............................................................   67
  13.13   Confidential Information...................................................   67
  13.14   Tax Forms..................................................................   68
  13.15   Entire Agreement...........................................................   68

EXHIBITS:



Exhibit A   Unrestricted Subsidiaries
Exhibit B   Form of Request for Extension of Credit
Exhibit C   Subsidiaries (with Addresses)
Exhibit D   Form of Compliance Certificate
Exhibit E   Assignment and Acceptance
Exhibit F   Form of Competitive Bid Request
Exhibit G   Form of Notice to Lenders of Competitive Bid Request
Exhibit H   Form of Competitive Bid
Exhibit I   Form of Competitive Bid Administrative Questionnaire
Exhibit J   Continuing Letters of Credit
Exhibit K   Form of Guaranty Agreement
Exhibit L   Disclosure Statement
Exhibit M   Commitments

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT, dated as of May 31, 2002, is by and among OCEAN ENERGY, INC. (the "Company"), a corporation duly organized and validly existing under the laws of the State of Delaware, each of the financial institutions which is or which may from time to time become a signatory hereto (individually, a "Lender" and, collectively, the "Lenders"), BANK ONE, NA ("Bank One") and FLEET NATIONAL BANK ("Fleet"), as Syndication Agents for the Lenders (in such capacity, the "Syndication Agents"), BNP PARIBAS ("BNP Paribas") and WELLS FARGO BANK TEXAS, N.A. ("Wells Fargo"), as Documentation Agents for the Lenders (in such capacity, the "Documentation Agents"), BANK OF AMERICA, N.A. ("Bank of America"), BANK OF MONTREAL ("Bank of Montreal"), THE BANK OF NOVA SCOTIA ("The Bank of Nova Scotia"), and DEUTSCHE BANK AG NEW YORK BRANCH ("Deutsche Bank"), as Managing Agents for the Lenders (in such capacity, the "Managing Agents"), and JPMORGAN CHASE BANK ("JPMorgan"), as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and as Auction Administrative Agent for the Lenders (in such capacity, the "Auction Administrative Agent").

         The parties hereto agree as follows:

         SECTION 1 DEFINITIONS AND ACCOUNTING MATTERS.

         1.1 Certain Defined Terms. As used herein, each term defined above shall have the meaning indicated above. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Additional Costs" shall have the meaning ascribed to such term in
Section 6.1 hereof.

         "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, grandchildren, nephews and nieces) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Agents" shall mean Administrative Agent, the Auction Administrative Agent, the Documentation Agents, the Syndication Agents and the Managing Agents, together with any successors in any such capacities.

         "Agreement" shall mean this Revolving Credit Agreement, as such agreement from time to time may be amended, amended and restated, supplemented or otherwise modified.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day or (b) 1/2 of 1% plus the Federal Funds Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%). For purposes hereof, "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate. If for any reason Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Administrative Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist. For the purposes hereof, "Prime Rate" shall mean the prime rate as announced from time to time by Administrative Agent, and thereafter entered in the minutes of Administrative Agent's Loan and Discount Committee. Without notice to the Company or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is announced.

         "Alternate Base Rate Loans" shall mean Loans which bear interest at a rate based upon the Alternate Base Rate.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, such office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and the Company as the office by which its Loans of such Type are to be made and/or issued and maintained.

         "Applicable Margin" shall mean, on any day, with respect to any Alternate Base Rate Loan or Eurodollar Loan, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Rating as of the close of business on the preceding Business Day:

                                    Alternate Base Rate       Eurodollar Loan
           Rating                  Loan Applicable Margin    Applicable Margin
           BBB+/Baa1 and higher            0.00%                  0.750%
           BBB/Baa2                        0.00%                  0.875%
           BBB-/Baa3                       0.00%                  1.000%
           BB+/Ba1                        0.200%                  1.200%
           BB/Ba2                         0.450%                  1.450%
           BB-/Ba3 and lower              0.700%                  1.700%

provided that on each day on which the aggregate unpaid principal amount of all Loans outstanding exceeds $250,000,000, the then Applicable Margin set forth in each portion of the grid set forth above shall be increased by an amount equal to 0.250%, except that no such increase shall occur with respect to the Applicable Margin for purposes of determining the Letter of Credit Fee.

         "Applications" shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, and any successor statute.

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas or New York, New York, and where such term is used in the definition of "Quarterly Date" in this
Section 1.1 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, a day which is also a day on which dealings in Dollar deposits are carried out in the relevant interbank market.

         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Change of Control" shall mean a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 35% of the aggregate voting power of all classes of Voting Stock of the Company or (ii) during any period of two consecutive years ending on or after the Effective Date, as determined as of the last day of each calendar quarter after the Effective Date, the individuals (the "Incumbent Directors") who at the beginning of such period constituted the Board of Directors of the Company (other than additions thereto or removals therefrom from time to time thereafter approved by a vote of the Board of Directors in accordance with the

Company's by-laws) shall cease for any reason to constitute 51% or more of the Board of Directors of the Company. As used herein (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "Unrelated Person" means at any time any Person other than the Company or any Subsidiary and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; (d) "Related Person" of any Person shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person or (2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

         "Commitment" shall mean, as to any Lender, the obligation, if any, of such Lender to make Committed Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to but not exceeding the amount, if any, set forth opposite such Lender's name on Exhibit M under the caption "Commitment" (as the same may be reduced from time to time pursuant to Section 2.3 or Section 11.1).

         "Commitment Percentage" shall mean, as to any Lender, the percentage equivalent of a fraction the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments of all Lenders.

         "Committed Loans" shall mean the loans provided for in Section 2.1 hereof.

         "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.9 hereof.

         "Competitive Bid Administrative Questionnaire" shall mean a questionnaire substantially in the form of Exhibit I.

         "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.9 hereof, the fixed rate of interest, in each case, offered by the Lender making such Competitive Bid.

         "Competitive Bid Request" shall have the meaning ascribed to such term in Section 2.9 hereof.

         "Competitive Loans" shall mean loans provided for in Section 2.9 hereof.

         "Consolidated Net Worth" shall mean, with respect to the Company and its Subsidiaries, the sum of preferred stock (if any), par value of common stock, capital in excess of par value of common stock and retained earnings, less treasury stock (if any), goodwill, cost in excess of fair value of net assets acquired and all other assets that are properly classified as intangible assets, but plus the amount of noncash write downs occurring on or after January 1, 2002 of long-lived assets in compliance with GAAP or SEC guidelines, and excluding any extraordinary or non-recurring net gains or losses together with any related provision for taxes on such gain or loss, realized in connection with any extraordinary or nonrecurring gains or losses, and plus or minus, as appropriate, foreign currency translation adjustments, all as determined on a consolidated basis.

         "Cover" for Letter of Credit Liabilities shall be effected by paying to Administrative Agent immediately available funds, to be held by Administrative Agent in a collateral account maintained by Administrative Agent at its Principal Office and collaterally assigned as security for the financial accommodations extended pursuant to this Agreement using documentation satisfactory to Administrative Agent, in an amount equal to any required prepayment. Such amount shall be retained by Administrative Agent in such collateral account until such time as (x) in the case of Cover being provided pursuant to Section 2.2(a), the applicable Letter of Credit shall have expired and Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied or (y) in the case of Cover being provided pursuant to Section 3.2(b), the outstanding principal amount of all Revolving Credit Obligations is not greater than the aggregate amount of the Commitments.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosure Statement" shall mean the Disclosure Statement delivered to Administrative Agent by the Company and attached as Exhibit L.

         "Dividend Payment" shall mean, with respect to any Person, dividends (in cash, property or obligations) on, or other payments or distributions on account of, or the redemption of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of such Person, or the exchange or conversion of any shares of any class of capital stock of such Person for or into any obligations of or shares of any other class of capital stock of such Person or any other property, but excluding dividends to the extent payable in, or exchanges or conversions for or into, shares of common stock of the Company or options or warrants to purchase common stock of the Company.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDAX" shall mean net earnings (excluding material gains and losses on sales and retirement of assets, non-cash write downs, charges resulting from accounting convention changes and deductions for exploration expenses) before deduction for federal and state taxes, interest expense (including capitalized interest), operating lease rentals or depreciation, depletion and amortization expense, all determined in accordance with GAAP.

         "Effective Date" shall mean May 31, 2002.

         "Environmental Claim" shall mean any third party (including Governmental Authorities and employees) action, lawsuit, claim or proceeding (including claims or proceedings at common law or under the Occupational Safety and Health Act or similar laws relating to safety of employees) which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, ground water or land or the clean-up of such pollution or contamination; (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees; or (vi) the manufacture, processing, distribution in commerce or use of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations of an applicable permit, license, or regulation as alleged by any Governmental Authority.

         "Environmental Liabilities" shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including but not limited to: remedial, removal, response, abatement, investigative, monitoring, personal injury and damage to property or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including reasonable attorneys' fees and court costs.

         "Environmental Permit" shall mean any permit, license, approval or other authorization under any applicable Legal Requirement relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or Hazardous Substances.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations and interpretations by the Internal Revenue Service or the Department of Labor thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which any Obligor is a member and which is under common control within the meaning of the regulations under
Section 414 of the Code.

         "Eurodollar Base Rate" shall mean, with respect to any Interest Period for any Eurodollar Loan, the lesser of (A) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by Administrative Agent and the Company) as of 11:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates or (B) the Highest Lawful Rate. If none of such Telerate Page 3750 nor any successor or similar service is available, then the "Eurodollar Base Rate" shall mean, with respect to any Interest Period for any applicable Eurodollar Loan, the lesser of (A) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined by Administrative Agent to be the average of the rates quoted by the Reference Lenders at approximately 11:00 a.m., Houston, Texas time (or as soon thereafter as practicable) on the day two Business Days prior to the first day of such Interest Period for the offering by such Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to which such Interest Period relates or (B) the Highest Lawful Rate. If any Reference Lender does not furnish a timely quotation, Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Lender or Reference Lenders; if none of such quotations is available on a timely basis, the provisions of Section 6.2 shall apply. Each determination of the Eurodollar Base Rate shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         "Eurodollar Loans" shall mean Loans the interest on which is determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.1.

         "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Loan, a rate per annum determined by Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period.

         "Event of Default" shall have the meaning assigned to such term in
Section 11 hereof.

         "Facility Amount" shall mean, at any date of determination, the aggregate amount of the Commitments (which amount shall initially be One Billion Dollars ($1,000,000,000)), as such amount may be reduced from time to time pursuant to the terms of this Agreement.

         "Facility Fee Percentage" shall mean, on any date, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Rating as of the close of business on the preceding Business
Day:

                     Rating             Facility Fee Percentage
              BBB-/Baa3 and higher              0.250%
              BB+/Ba1 and lower                 0.300%

         "Financial Statements" shall mean the financial statement or statements, together with the notes and schedules thereto, described or referred to in Sections 8.6 and 9.1.

         "GAAP" shall mean as to a particular Person, such accounting practice as, in the opinion of KPMG LLP or other independent accountants of recognized national standing retained by such Person and acceptable to the Majority Lenders, conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the Effective Date in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lenders, except only for such changes in principles and practices with which the applicable independent public accountants concur and which are disclosed to the Lenders in writing and (c) which are consistently applied for all periods after the Effective Date so as to reflect properly the financial condition and results of operations of such Person.

         "Governmental Authority" shall mean any sovereign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central bank, agency, instrumentality, department, commission, board, bureau, authority, court or other tribunal or quasi-governmental authority in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Company, any of its Subsidiaries, any of their respective property, Administrative Agent or any Lender.

         "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of any such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase assets, goods, securities or services at an arm's length price in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" shall mean Ocean Energy, Inc., a Louisiana corporation.

         "Guaranty Agreement" shall mean the guaranty agreement substantially in the form of Exhibit K, with appropriate insertions and deletions, executed or to be executed by the Guarantor, as such agreement from time to time may be amended, amended and restated, supplemented or otherwise modified.

         "Havre" shall mean Havre Pipeline Company, LLC, a Texas limited liability company.

         "Hazardous Substance" shall mean petroleum products, and any hazardous or toxic waste or substance defined or regulated as such from time to time by any law, rule, regulation or order described in the definition of "Requirements of Environmental Law".

         "Highest Lawful Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or New York law permits the higher interest rate, stated as a rate per annum.

         "Indebtedness" shall mean, as to any Person, without duplication: (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, including, without limitation, obligations payable out of Hydrocarbon production; (ii) obligations, whether fixed or contingent, of such Person in respect of letters of credit, acceptances or similar instruments issued or accepted by banks and other financial institutions for the account of such Person or any other Person; (iii) Capital Lease Obligations of such Person;
(iv) Redemption Obligations of such Person and other obligations of such Person to redeem or otherwise retire shares of capital stock of such Person or any other Person, in each case to the extent that the redemption obligations will arise prior to the stated maturity of the Obligations; (v) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person, to the extent of the fair market value of such property; and (vii) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above Guaranteed by such Person, to the extent of such Guarantee.

         "Interest Period" shall mean:

         (a)      With respect to any Eurodollar Loan, the period commencing on
(i) the date such Loan is made or converted into or continued as a Eurodollar Loan or (ii) in the case of a roll-over to a successive Interest Period, the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 5.5 hereof, except that each such Interest Period which commences on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last Business Day of the appropriate subsequent calendar month.

         (b) With respect to any other Competitive Loan, the period commencing on the date such Loan is made and ending on the date specified in the Competitive Bid in which the offer to make the Competitive Loan was extended; provided, however, that each such period shall have a duration of not less than seven calendar days or more than 180 calendar days.

         Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (ii) no Interest Period applicable to any Eurodollar Loan or any Competitive Loan shall extend beyond the end of the scheduled Revolving Credit Availability Period; and (iii) no Interest Period for any Eurodollar Loans shall have a duration of less than one month and, if the Interest Period therefor would otherwise be a shorter period, such Loans shall not be available hereunder.

         "Investments" shall mean with respect to any Person any advance, loan or other extension of credit or capital contribution (other than prepaid expenses in the ordinary course of business) to (by means of transfers of property or assets or otherwise) purchase or own any stocks, bonds, notes, debentures or other securities of, or incur contingent liability with respect to (except for the endorsement of checks in the ordinary course of business and except for the Indebtedness and Liens permitted under this Agreement), any other Person.

         "Issuer" shall mean each Lender or any of its Affiliates issuing a Letter of Credit hereunder.

         "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, now or hereafter in effect.

         "Letter of Credit" shall mean (i) any letter of credit issued by an Issuer in the manner and subject to the terms and provisions of Section 2.2 hereof and (ii) each letter of credit outstanding on the Effective Date listed on Exhibit J which letters of credit will be deemed to be issued and outstanding under this Agreement as of the Effective Date.

         "Letter of Credit Fee" shall mean a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time.

         "Letter of Credit Liabilities" shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, collateral assignment, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan Documents" shall mean this Agreement, the Guaranty Agreement, all Applications, all instruments, certificates and agreements now or hereafter executed or delivered to Administrative Agent or any Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         "Loans" shall mean Committed Loans and Competitive Loans.

         "Majority Lenders" shall mean (a) prior to the termination of the Commitments, Lenders having greater than 50% of the Facility Amount and (b) after the termination of the Commitments, Lenders having greater than 50% of the aggregate principal amount of the Loans and the Letter of Credit Liabilities.

         "Margin Regulations" shall mean, as applicable, Regulations U and X of the Board of Governors of the Federal Reserve System, as from time to time in effect.

         "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), operations or properties (including proven oil and gas reserves) of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its material obligations under any Loan Document to which it is a party.

         "Obligations" shall mean, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder plus (iii) all other liabilities, obligations and indebtedness of the Company, any Subsidiary of the Company or any other Obligor under any Loan Document.

         "Obligor" shall mean the Company and the Guarantor.

         "Organizational Documents" shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited liability company, the certificate of formation and operating agreement (or comparable documents) of such limited liability company; and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" shall mean an individual, a corporation, a company, a bank, a voluntary association, a partnership, a trust, an unincorporated organization, any Governmental Authority or any other entity.

         "Plan" shall mean an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount payable by the Company under this Agreement or any other Loan Document which is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to the lesser of (i) the sum of (x) with respect to Eurodollar Loans, 2% per annum plus the applicable Eurodollar Rate then in effect plus the Applicable Margin for Eurodollar Loans until the expiration of the applicable Interest Period, (y) with respect to Competitive Loans, 2% per annum plus the applicable fixed rate offered by the applicable Lender and accepted by the Company in accordance with Section 2.9 hereof, and (z) with respect to Alternate Base Rate Loans and with respect to Eurodollar Loans after the expiration of the applicable Interest Period (and also with respect to indebtedness other than

Loans), 2% plus the Alternate Base Rate as in effect from time to time plus the Applicable Margin for Alternate Base Rate Loans or (ii) the Highest Lawful Rate.

         "Principal Office" shall mean the principal office of Administrative Agent, presently located at 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Agent Services.

         "Prior Credit Agreement" shall mean that certain Revolving Credit Agreement dated as of March 30, 1999 among the Company, the Administrative Agent, as administrative agent, certain lenders party thereto and other agents, as amended by that certain First Amendment to Revolving Credit Agreement dated as of February 29, 2000.

         "Quarterly Dates" shall mean the last day of each March, June, September and December, provided that, if any such date is not a Business Day, then the relevant Quarterly Date shall be the next succeeding Business Day.

         "Rating" shall mean the senior unsecured debt rating for the Company publicly announced by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or their respective successors. In the event the ratings are not equivalent, the higher rating shall be treated as the "Rating" hereunder; provided, that if such ratings differ by more than one (1) level, the Rating shall be the average, rounded upwards, of the two ratings. In the event that there is no Rating published by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or their respective successors, then the Rating shall be deemed to be BB-/Ba3.

         "Redemption Obligations" shall mean with respect to any Person all mandatory redemption obligations of such Person with respect to preferred stock or other equity securities issued by such Person or put rights in favor of the holder of such preferred stock or other equity securities, to the extent that such redemption obligations or put rights will arise prior to the stated maturity of the Obligations. Notwithstanding the foregoing, customary redemption obligations and put rights associated with a Change of Control or sale of assets shall not constitute Redemption Obligations.

         "Reference Lenders" shall mean JPMorgan and such other Lenders (up to a maximum of two (2) additional Lenders) as the Company, with the approval of Administrative Agent (which approval shall not be unreasonably withheld), may from time to time designate.

         "Register" shall have the meaning set forth in Section 13.5(d).

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time and any successor or other regulation relating to reserve requirements.

         "Regulatory Change" shall mean, with respect to any Lender, any change on or after the Effective Date in Legal Requirements (including Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including such Lender under any Legal Requirements (whether or not having the force of law) by any Governmental Authority.

         "Reimbursement Obligations" shall mean, as at any date, the obligations of the Company then outstanding in respect of Letters of Credit under this Agreement to reimburse Administrative Agent for the account of the applicable Issuer for the amount paid by the applicable Issuer in respect of any drawing under such Letter of Credit.

         "Request for Extension of Credit" shall mean a request for extension of credit duly executed by any Responsible Officer of the Company, appropriately completed and substantially in the form of Exhibit B.

         "Requirements of Environmental Law" shall mean all requirements imposed by any law (including for example and without limitation The Resource Conservation and Recovery Act and The Comprehensive Environmental Response, Compensation, and Liability Act), rule, regulation, or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority in effect at the applicable time which relate to (i) noise; (ii) pollution, protection or clean-up of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (iv) exposure to Hazardous Substances; (v) the safety or health of employees; or (vi) regulation of the manufacture, processing, distribution in commerce, use, discharge or storage of Hazardous Substances.

         "Reserve Requirement" shall mean, for any Eurodollar Loan for any Interest Period therefor, the stated maximum rate for all reserves (including any marginal, supplemental or emergency reserves) required to be maintained during such Interest Period under Regulation D by any member bank of the Federal Reserve System or any Lender against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect and include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.1 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. Any determination by Administrative Agent of the Reserve Requirement shall be conclusive and binding, absent manifest error, and may be made using any reasonable averaging and attribution method.

         "Responsible Officer" shall mean the chairman of the board, the president, any executive vice president, the vice president of finance and administration, the chief executive officer or the chief operating officer or any equivalent officer (regardless of title) and in the case of the Company, any other vice president, and in respect of financial or accounting matters, shall also include the chief financial officer, the treasurer and the controller or any equivalent officer (regardless of title).

         "Restricted Subsidiary" shall mean each Subsidiary of the Company that, at the particular time in question, (i) owns directly or indirectly any material assets or any interest in any other Restricted Subsidiary and (ii) has been designated as a Restricted Subsidiary by the Company or has not been designated as an Unrestricted Subsidiary by the Company either (a) on Exhibit A or (b) in accordance with the terms and provisions of this Agreement. The Unrestricted Subsidiaries on the Effective Date are listed on Exhibit A and each other Subsidiary of Company as of the Effective Date shall be a Restricted Subsidiary. A Restricted Subsidiary shall remain such (even if it no longer owns directly or indirectly any interest in any of the material assets or any interest in any other Restricted Subsidiary) until designated as an Unrestricted Subsidiary in accordance with the terms and provisions of this Agreement.

         "Revolving Credit Availability Period" shall mean the period from and including the Effective Date to but not including the Revolving Credit Termination Date.

         "Revolving Credit Obligations" shall mean, as at any date of determination thereof, the sum of the following (determined without duplication): (i) the aggregate principal amount of Loans outstanding hereunder plus (ii) the aggregate amount of the Letter of Credit Liabilities hereunder.

         "Revolving Credit Termination Date" shall mean May 31, 2006 or the date the Commitments are terminated pursuant to Section 11.1, whichever is first to occur.

         "Senior Debt" shall mean Total Debt, other than Subordinated Indebtedness.

         "Subordinated Indebtedness" shall mean all unsecured Indebtedness of the Company which is subordinated in right of payment to the payment in full of all Obligations.

         "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent or one or more of the Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent, and (b) any partnership, limited partnership, joint venture or other form of entity, the majority of the legal or beneficial ownership of which is at the time directly or indirectly owned or controlled by the parent or one or more of the Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent.

         "Tangible Net Worth" shall mean with respect to any Person the sum of the redemption price of preferred stock, par value of common stock, capital in excess of par value of common stock (additional paid-in capital) and retained earnings, less treasury stock, goodwill, deferred development costs, franchises, licenses, patents, trademarks and copyrights and all other assets which are properly classified as intangible assets in accordance with GAAP and any Redemption Obligations.

         "Total Debt" shall mean all Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, but excluding (i) Indebtedness of the Company or any Restricted Subsidiary of the types described in Section 10.1, part (i), clauses (c) through (g), (j), (k) and (l), (ii) fifty percent (50%) of the amount of (A) obligations in respect of letters of credit or similar instruments not supporting indebtedness for borrowed money and (B) obligations in connection with bank guarantees, bonds, surety or similar obligations required or requested by Governmental Authorities in connection with the usual and customary operation of and the obtaining of oil and gas properties, and (iii) Indebtedness of the Company or any Restricted

Subsidiary of the types described in Section 10.1, part (i), clause (h), up to an aggregate amount of $10,000,000.

         "Total Leverage Ratio" shall mean the ratio of (a) Total Debt to (b) EBITDAX of the Company and its Restricted Subsidiaries on a consolidated basis for the last four rolling fiscal quarters.

         "Type" shall have the meaning assigned to such term in Section 1.3 hereof.

         "Unfunded Liabilities" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any ERISA Affiliate to the PBGC or a Plan under Title IV of ERISA.

         "United States" or "U.S." shall mean the United States of America, its fifty states and the District of Columbia.

         "Unrestricted Subsidiary" shall mean each Subsidiary of the Company which is (i) designated as an Unrestricted Subsidiary on Exhibit A or (ii) designated as an Unrestricted Subsidiary by the Company at any time after the Effective Date and either (A) such Subsidiary has a Tangible Net Worth of less than $25,000,000 or (B) with the consent of Administrative Agent and the Majority Lenders. An Unrestricted Subsidiary shall remain such until designated as a Restricted Subsidiary in accordance with the terms and provisions of this Agreement.

         1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP. To enable the ready determination of compliance with the provisions hereof, the Company will not change from December 31 in each year the date on which its fiscal year ends, nor from March 31, June 30 and September 30 the dates on which the first three fiscal quarters in each fiscal year end.

         1.3 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan, a Competitive Loan or an Alternate Base Rate Loan.

         1.4 Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference to Sections shall refer to Sections of this Agreement.

         SECTION 2 COMMITMENTS; COMPETITIVE BID FACILITY.

         2.1 Committed Loans. From time to time on or after the Effective Date and during the Revolving Credit Availability Period, each Lender shall make Committed Loans under this Section to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment Percentage of the amount by which the Facility Amount exceeds the aggregate unpaid principal balance of all Competitive Loans and Letter of Credit Liabilities from time to time outstanding. Subject to the conditions herein, any such Committed Loan repaid prior to the end of the Revolving Credit Availability Period may be reborrowed pursuant to the terms of this Agreement; provided, that any and all such Committed Loans shall be due and payable in full at the end of the Revolving Credit Availability Period.

         2.2      Letters of Credit.

                           (a)      Letters of Credit. Subject to the terms and
conditions hereof, and on the condition that aggregate Letter of Credit Liabilities shall never exceed $150,000,000.00, the Company shall have the right, in addition to Committed Loans provided for in Section 2.1 hereof, to utilize the Commitments from time to time from and after the Effective Date through the expiration of the Revolving Credit Availability Period by obtaining the issuance of letters of credit for the account of the Company and on behalf of the Company by the applicable Issuer if the Company shall so request in the notice referred to in Section 2.2(b)(i). Upon the date of the issuance of a Letter of Credit, the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. Any Letter of Credit having an expiry date after the end of the Revolving Credit Availability Period shall have been fully Covered or shall be backed by a letter of credit in form and substance, and issued by an issuer, acceptable to Administrative Agent in its reasonably exercised discretion. Subject to the terms and conditions hereof, upon the request of the Company, if JPMorgan is the designated Issuer, JPMorgan shall issue the applicable Letter of Credit and if any other Lender is the designated Issuer, such Lender may, but shall not be obligated to, issue such Letter of Credit.

                           (b)      Additional Provisions. The following
additional provisions shall apply to each Letter of Credit:

                                    (i)      The Company shall give
         Administrative Agent at least three (3) Business Days' prior notice (effective upon receipt) specifying the proposed Issuer and the date such Letter of Credit is to be issued and describing the proposed terms of such Letter of Credit and the nature of the transaction proposed to be supported thereby, and shall furnish such additional information regarding such transaction as Administrative Agent or the applicable Issuer may reasonably request. Upon receipt of such notice Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Commitment Percentage of the amount of such proposed Letter of Credit.

                                    (ii)     No Letter of Credit may be issued
         if after giving effect thereto the Revolving Credit Obligations would exceed the Facility Amount. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such

         Lender's Commitment Percentage of the amount then available for drawings under such Letter of Credit.

                                    (iii)    Upon receipt from the beneficiary
         of any Letter of Credit of any demand for payment thereunder, the applicable Issuer shall promptly notify the Company and each Lender as to the amount to be paid as a result of such demand and the payment date. If at any time the applicable Issuer shall have made a payment to a beneficiary of a Letter of Credit in respect of a drawing under such Letter of Credit, each Lender will pay to the applicable Issuer immediately upon demand by the applicable Issuer at any time during the period commencing after such payment until reimbursement thereof in full by the Company, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 11:00 a.m. Houston, Texas time on such date, from the next succeeding Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

                                    (iv)     The Company shall be irrevocably
         and unconditionally obligated forthwith to reimburse the applicable Issuer for any amount paid by the applicable Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. Such reimbursement may, subject to satisfaction of any other applicable conditions set forth in this Agreement be made by borrowing of Loans. In the event any such reimbursement is not made by borrowing of Loans, the Company shall make such reimbursement in immediately available funds within five (5) days after demand therefor by the applicable Issuer. The applicable Issuer will pay to each Lender such Lender's Commitment Percentage of all amounts received from the Company for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the applicable Issuer in respect of such Letter of Credit pursuant to clause (iii) above.

                                    (v)      The Company will pay to
         Administrative Agent at the Principal Office for the account of each Lender a fee on such Lender's Commitment Percentage of the daily average amount available for drawings under each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at a rate per annum equal to the Letter of Credit Fee in effect from time to time, such fee to be paid in arrears on the Quarterly Dates and on the date of the expiration or termination thereof. Administrative Agent will pay to each Lender, promptly after receiving any payment in respect of letter of credit fees referred to in the preceding sentence of this clause (v), an amount equal to such Lender's Commitment Percentage of such fees. The Company shall pay to the applicable Issuer an administration and issuance fee in an amount equal to 1/8 of 1% per annum of the daily average amount available for drawings under such Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, such fee to be paid in arrears on the Quarterly Dates and on the date of the expiration or termination thereof. Such administration and issuance fee shall be retained by the applicable Issuer.

                                    (vi)     The issuance by the applicable
         Issuer of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the applicable Issuer and that the Company shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the applicable Issuer shall have reasonably requested and are not inconsistent with the terms of this Agreement including an Application therefor. In the event of a conflict between the terms of this Agreement and the terms of any Application, the terms of this Agreement shall control. Without limiting the generality of the foregoing sentence, in the event any such Application shall include requirements for Cover, it is agreed that there shall be no requirements for the Company to provide Cover except as expressly required in this Agreement.

                           (c)      Indemnification. The Company hereby
indemnifies and holds harmless the Agents, the applicable Issuer and each Lender from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the applicable Issuer or Agent may incur (or which may be claimed against such Lender, the applicable Issuer or any Agent by any Person whatsoever) in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which such Agent, the applicable Issuer or such Lender, as the case may be, may incur (WHETHER INCURRED AS A RESULT OF ITS OWN NEGLIGENCE OR OTHERWISE) by reason of or in connection with the failure of any other Lender (whether as a result of its own negligence or otherwise) to fulfill or comply with its obligations to such Agent, the applicable Issuer or such Lender, as the case may be, hereunder (but nothing herein contained shall affect any rights the Company may have against such defaulting Lender); provided that, the Company shall not be required to indemnify any Lender, the applicable Issuer or such Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) such Lender's, the applicable Issuer's or the applicable Agent's, as the case may be, failure to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law. Nothing in this Section 2.2(c) is intended to limit the obligations of the Company under any other provision of this Agreement or any claims, damages, losses, liabilities, costs or expenses between or among the Agents, the Lenders, the applicable Issuer and their respective shareholders.

                           (d)      Co-issuance or Separate Issuance of Letters
of Credit. The Company may, at its option, request that any requested Letter of Credit which exceeds $1,000,000 be issued severally, but not jointly, by any two or more of the Lenders or issued through separate Letters of Credit issued by any two or more of the Lenders, respectively, each in an amount equal to a portion of the amount of the applicable Letter of Credit requested by the Company. In either such event, the Lenders issuing such Letters of Credit shall each constitute an "Issuer" and the Letters of Credit so issued shall each constitute a "Letter of Credit" for all purposes hereunder and under the Loan Documents. Notwithstanding the foregoing, no Lender other than JPMorgan shall have any obligation to issue any Letter of Credit, but may do so at its option.

                           (e)      Letters of Credit Under Prior Credit
Agreement. On the Effective Date, the Letters of Credit listed on Exhibit J shall be deemed to have been issued under this Agreement by the Issuer specified therein without payment of any fees otherwise due upon the issuance of a Letter of Credit, and the applicable Issuer shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the applicable Issuer, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities.

         2.3      Reductions and Changes of Commitments.

                           (a)      Mandatory Reduction. On the Revolving Credit
Termination Date, all Commitments shall be terminated in their entirety unless terminated at an earlier date pursuant to Section 11.1.

                           (b)      Optional Reductions. The Company shall have
the right to terminate or reduce the unused portion of the Commitments at any time or from time to time, provided that: (i) the Company shall give notice of each such termination or reduction to Administrative Agent as provided in
Section 5.5 hereof and (ii) each such partial reduction shall be permanent and in an aggregate amount equal to an integral multiple of $1,000,000 which equals or exceeds $5,000,000.

                           (c)      No Reinstatement. Any reduction in or
termination of the Commitments may not be reinstated without the approval of Administrative Agent and any Lender whose Commitment (or the applicable part thereof) is to be so reinstated.

         2.4      Fees.

                           (a)      The Company shall pay to Administrative
Agent for the account of each Lender a facility fee accruing from the Effective Date, computed for each day at a rate per annum equal to the Facility Fee Percentage times such Lender's pro rata share (based on its respective Commitment) of the Facility Amount on such day. Such facility fees shall be payable on the Quarterly Dates and on the earlier of the date the Commitments are terminated in their entirety or the Revolving Credit Termination Date.

                           (b)      The Company agrees to pay to Administrative
Agent and the Lenders, as applicable, the fees as provided in the separate letter agreements executed by and between Administrative Agent and the Company.

         2.5      Affiliates; Lending Offices.

                           (a)      Any Lender may, if it so elects, fulfill any
obligation to make a Eurodollar Loan or Competitive Loan by causing a branch, foreign or otherwise, or Affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or Affiliate of such Lender; provided that, in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Company to repay such Loan shall nevertheless be to such Lender and shall be deemed to be held by such Lender and, to the extent of such Loan, to have been made for the account of such branch or Affiliate.

                           (b)      Notwithstanding any provision of this
Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         2.6 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

         2.7      Repayment of Loans; Evidence of Debt.

                           (a)      Each Lender shall maintain in accordance
with its usual practice an account or accounts evidencing the indebtedness of Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                           (b)      Administrative Agent shall maintain accounts
in which it shall record (i) the amount of each Loan made hereunder and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Company to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                           (c)      The entries made in the accounts maintained
pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Obligor to repay the Loans or other Obligations in accordance with the terms of this Agreement or the other Loan Documents.

                           (d)      Any Lender may request that Loans made by it
be evidenced by a promissory note. In such event, Company shall prepare, execute and deliver to such Lender promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns and in a form approved by Administrative Agent). Thereafter, the Loans evidenced by such promissory notes and interest thereon may (including after assignment pursuant to Section 13.5) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         2.8 Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes.

         2.9      Competitive Bid Procedure.

                           (a)      In order to request Competitive Bids, the
Company shall hand deliver, telecopy to Auction Administrative Agent a duly completed request substantially in the form of Exhibit F, with the blanks appropriately completed (a "Competitive Bid Request"), to be received by Auction Administrative Agent not later than 11:00 a.m., Houston, Texas time, five (5) Business Days before the date specified for a proposed Competitive Loan. No Alternate Base Rate Loan shall be requested in, or, except pursuant to Section 6, made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit F may be rejected at Auction Administrative Agent's sole discretion, and Auction Administrative Agent shall promptly notify the Company of such rejection by telecopier. Each Competitive Bid Request shall in each case refer to this Agreement and specify
(x) the date of such Competitive Loans (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $25,000,000 or greater than the unused portion of the Facility Amount on such date and shall be an integral multiple of $5,000,000) and (y) the Interest Period with respect thereto (which may not end after the termination of the Revolving Credit Availability Period). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, Auction Administrative Agent shall invite by telecopier (in substantially the form set forth in Exhibit H) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request. Notwithstanding the foregoing, Auction Administrative Agent shall have no obligation to invite any Lender to make a Competitive Bid pursuant to this Section until such Lender has delivered a properly completed Competitive Bid Administrative Questionnaire to Auction Administrative Agent.

                           (b)      Each Lender may, in its sole discretion,
make one or more Competitive Bids to the Company responsive to each Competitive Bid Request. Each Competitive Bid by a Lender must be received by Auction Administrative Agent via telecopier, in the form of Exhibit H, not later than 11:00 a.m., Houston, Texas time, four (4) Business Days before the date specified for a proposed Competitive Loan. Competitive Bids that do not conform substantially to the format of Exhibit H may be rejected by Auction Administrative Agent after conferring with, and upon the instruction of, the Company, and Auction Administrative Agent shall notify the Lender of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire aggregate principal amount of the Competitive Loan requested by the Company) of the Competitive Loan that the Lender is willing to make to the Company, (y) specify the Competitive Bid Rate at which the Lender is prepared to make the Competitive Loan and (z) confirm the Interest Period with respect thereto specified by the Company in its Competitive Bid Request. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                           (c)      Auction Administrative Agent shall, by 2:00
p.m. four (4) Business Days before the date specified for a proposed Competitive Loan, notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the maximum principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. Auction Administrative Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 2.9.

                           (d)      The Company may in its sole and absolute
discretion, subject only to the provisions of this Section 2.9(d), accept or reject any Competitive Bid referred to in Section 2.9(c); provided, however, that the aggregate amount of the Competitive Bids so accepted by the Company may not exceed the principal amount of the Competitive Loan requested by the Company. The Company shall notify Auction Administrative Agent by telecopier whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 2.9(c), not later than 11:00 a.m., Houston, Texas time, three (3) Business Days before the date specified for a proposed Competitive Loan; provided, however, that (w) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in
Section 2.9(c) and (x) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000. Notwithstanding the foregoing, if the Company accepts more than one bid made in response to a Competitive Bid Request and the available principal amount of Competitive Loans to be allocated among the Lenders whose bid has been accepted is not sufficient to enable Competitive Loans to be allocated to each Lender in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, then the Company shall select the Lenders to be allocated such Competitive Loans and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate. In addition, the Company shall be permitted under the foregoing procedures to accept a bid or bids in a principal amount of less than $5,000,000
(i) in order to enable the Company to accept bids equal to (but not in excess of) the principal amount of the Competitive Loan requested by the Company or
(ii) in order to enable the Company to accept all remaining bids, or all remaining bids at a particular Competitive Bid Rate. A notice given by Company pursuant to this paragraph (d) shall be irrevocable.

                           (e)      Auction Administrative Agent shall promptly
notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by Auction Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, Auction Administrative Agent shall (iii) notify Administrative Agent of each Competitive Bid that has been accepted, the amount thereof and the Competitive Bid Rate therefor and (iv) notify each Lender of the aggregate principal amount of all Competitive Bids accepted.

                           (f)      No Competitive Loan shall be made within
five (5) Business Days of the date of any other Competitive Loan, unless the Company and Auction Administrative Agent shall mutually agree otherwise.

                           (g)      If Administrative Agent shall at any time
have a Commitment hereunder and shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Company one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to Auction Administrative Agent pursuant to paragraph (b) above.

                           (h)      All notices required by this Section 2.9
shall be made in accordance with Section 13.2 and the Competitive Bid Administrative Questionnaire most recently placed on file by each Lender with Auction Administrative Agent.

         SECTION 3 BORROWINGS, PREPAYMENTS AND SELECTION OF INTEREST RATES.

         3.1 Borrowings. The Company shall give Administrative Agent notice of each borrowing to be made hereunder as provided in Sections 2.9 and 5.5 hereof. Not later than 2:00 p.m. Houston, Texas time on the date specified for each such borrowing hereunder, each Lender shall make available the amount of the Loan, if any, to be made by it on such date to Administrative Agent, at its Principal Office, in immediately available funds, for the account of the Company. The amount so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account designated by the Company maintained with Administrative Agent at the Principal Office.

         3.2      Prepayments.

                           (a)      Optional Prepayments. Subject to the
provisions of Sections 4, 5 and 6, the Company shall have the right to prepay, on any Business Day, in whole or in part, without the payment of any penalty or fee, Loans at any time or from time to time, provided that, the Company shall give Administrative Agent notice of each such prepayment as provided in Section
5.5 hereof. Neither Eurodollar Loans nor Competitive Loans may be otherwise prepaid unless prepayment is accompanied by payment of all compensation required by Section 6.5.

                           (b)      Mandatory Prepayments and Cover. The Company
shall from time to time on demand by Administrative Agent prepay the Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that at all times the aggregate outstanding principal amount of all Revolving Credit Obligations shall not be in excess of the sum of (i) the Facility Amount as then in effect plus (ii) any Cover provided under this
Section 3.2(b).

         3.3 Selection of Interest Rates. Subject to the terms and provisions of this Agreement, the Company shall have the right either to convert any Loan (in whole or in part) into a Loan of another Type (provided that no such conversion of Eurodollar Loans or Competitive Loans shall be permitted other than on the last day of an Interest Period applicable thereto) or to continue such Loan (in whole or in part) as a Loan of the same Type. In the event the Company fails to so give such notice prior to the end of the applicable Interest Period with respect to any Eurodollar Loan or Competitive Loan, such Loan shall become an Alternate Base Rate Loan on the last day of such Interest Period. Notwithstanding any other provision of this Agreement, if a Default shall have occurred and be continuing on the last day of an Interest Period applicable to a Eurodollar Loan or Competitive Loan, such Loan shall automatically be converted to an Alternate Base Rate Loan.

         SECTION 4 PAYMENTS OF PRINCIPAL AND INTEREST.

         4.1 Repayment of Loans and Reimbursement Obligations. The Company hereby unconditionally promises to pay to Administrative Agent for the account of each Lender, without set off or counterclaim, (a) the then unpaid principal amount of all outstanding Loans on the Revolving Credit Termination Date, and
(b) the amount of each Reimbursement Obligation promptly upon its occurrence. The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Section 7 hereof have been satisfied, be paid with the proceeds of Loans.

         4.2      Interest.

                           (a)      Subject to Section 13.6, the Company will
pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the lesser of (I) the following rates per annum:

                           (i)      if such Loan is an Alternate Base Rate Loan,
the Alternate Base Rate plus the Applicable Margin,

                           (ii)     if such Loan is a Eurodollar Loan, the
applicable Eurodollar Rate plus the Applicable Margin, and

                           (iii)    if such Loan is a Competitive Loan, the
applicable fixed rate offered by the applicable Lender and accepted by the Company in accordance with Section 2.9 hereof or (II) the Highest Lawful Rate.

                           (b)      Notwithstanding any of the foregoing, but
subject to Section 13.6 hereof, the Company will pay to Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation and on any other amount payable by the Company hereunder to or for the account of such Lender (but, if such amount is interest, only to the extent legally allowed), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full.

                           (c)      Accrued interest on each Alternate Base Rate
Loan shall be payable on each Quarterly Date. Accrued interest on each Eurodollar Loan or Competitive Bid Loan shall be payable on the last day of each Interest Period for such

Loan (and, if such Interest Period exceeds three months' duration, on the last day of each three month period, commencing on the first three month anniversary of such Interest Period). Notwithstanding the foregoing, (i) accrued interest payable at the Post-Default Rate shall be due and payable from time to time on demand of Administrative Agent or the Majority Lenders (through Administrative Agent) and (ii) accrued interest on any amount prepaid or converted shall be paid on the amount so prepaid or converted.

         SECTION 5 PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS, ETC.

         5.1      Payments.

                           (a)      Except to the extent otherwise provided
herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company or any other Obligor hereunder shall be made in Dollars, in immediately available funds, to Administrative Agent at the Principal Office (or in the case of a successor Administrative Agent, at the principal office of such successor Administrative Agent in the United States), not later than 11:00 a.m., Houston, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                           (b)      The Company or such other Obligor shall, at
the time of making each payment hereunder, specify to Administrative Agent the Loans or other amounts payable by the Company or such Obligor hereunder or thereunder to which such payment is to be applied. Each payment received by Administrative Agent hereunder or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds for the account of such Lender's Applicable Lending Office.

                           (c)      If the due date of any payment hereunder or
any other Loan Document falls on a day which is not a Business Day, the due date for such payment (subject to the definition of Interest Period) shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

         5.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1 hereof shall be made ratably from the Lenders on the basis of their respective Commitments and each payment of facility fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments of the Lenders under Section
2.3 shall be applied, pro rata, according to the Lenders' respective Commitments; (b) each payment by the Company of principal of or interest on Loans of a particular Type shall be made to Administrative Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the Lenders; and (c) the Lenders (other than the applicable Issuer) shall purchase from the applicable Issuer participations in the Letters of Credit to the extent of their respective Commitment Percentages.

         5.3 Computations. Interest on Competitive Loans and interest based on the Eurodollar Base Rate or the Federal Funds Rate will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate, in which case interest shall be calculated on the basis of the actual number of days elapsed in a year composed of 365 or 366 days, as the case may be. All other interest and fees shall be computed on the basis of a year of 365 (or 366) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         5.4 Minimum and Maximum Amounts. Except for prepayments made pursuant to Section 3.2(b) hereof, and subject to the provisions of Section 2.9 hereof with respect to Competitive Loans, each borrowing and repayment of principal of Loans, each termination or reduction of Commitments, each optional prepayment and each conversion of Type shall be in an aggregate principal amount at least equal to (a) in the case of Eurodollar Loans and Competitive Loans, $5,000,000, and (b) in the case of Alternate Base Rate Loans, $1,000,000 (borrowings or prepayments of Loans of different Types or, in the case of Eurodollar Loans and Competitive Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period). Upon any mandatory prepayment that would reduce Eurodollar Loans or Competitive Loans, respectively, having the same Interest Period to less than $5,000,000 such Loans shall automatically be converted into Alternate Base Rate Loans on the last day of the applicable Interest Period. Notwithstanding anything to the contrary contained in this Agreement, there shall not be, at any one time, more than eight (8) Interest Periods in effect with respect to Eurodollar Loans or Competitive Loans, in the aggregate.

         5.5 Certain Actions, Notices, Etc. Notices to Administrative Agent of any termination or reduction of Commitments, of borrowings and prepayments, conversions and continuations of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent not later than 11:00 a.m., Houston, Texas time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing and/or repayment, conversion or continuance specified below:

                  Notice                         Number of Business Days Prior
         Termination or Reduction                              2
         of Commitments

         Borrowing or prepayment of                        same day
         or conversion into Alternate
         Base Rate Loans

         Borrowing or prepayment of                            3
         or conversion into or continuance
         of Eurodollar Loans

         Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the amount and Type of the Loans to be borrowed or prepaid (subject to Sections 3.2(a) and 5.4 hereof), the date of borrowing or prepayment (which shall be a Business Day) and, in the case of Eurodollar Loans, the duration of the Interest Period therefor (subject to the definition of "Interest Period"). Each such notice of conversion of a Loan into a Loan of another Type shall identify such Loan (or portion thereof) being converted and specify the Type of Loan into which such Loan is being converted (subject to Section 5.4 hereof) and the date for conversion (which shall be a Business Day) and, unless such Loan is being converted into an Alternate Base Rate Loan, the duration (subject to the definition of "Interest Period") of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor (or the date of conversion, if such Loan is being converted from an Alternate Base Rate
Loan). Each such notice of continuation of a Loan (or portion thereof) as the same Type of Loan shall identify such Loan (or portion thereof) being continued (subject to Section 5.4 hereof) and the duration (subject to the definition of "Interest Period") of the Interest Period therefor which is to commence as of the last day of the then current Interest Period therefor. Administrative Agent shall promptly notify the affected Lenders of the contents of each such notice. Notice of any prepayment having been given, the principal amount specified in such notice, together with interest thereon to the date of prepayment, shall be due and payable on such prepayment date. Section 2.9 hereof shall control the time periods applicable to Competitive Loans.

         5.6 Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which such Lender is to make payment to Administrative Agent of the proceeds of a Loan to be made by it hereunder (or the payment of any amount by such Lender to reimburse the applicable Issuer for a drawing under any Letter of Credit) or the Company is to make a payment to Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Administrative Agent on or before such date, the recipient of such payment (or, if such recipient is the beneficiary of a Letter of Credit, the Company and, if the Company fails to pay the amount thereof to Administrative Agent forthwith upon demand, the Lenders ratably in proportion to their respective Commitment Percentages) shall, on demand, pay to Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         5.7 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any Loan made by it under this Agreement, or on any Reimbursement Obligation or other obligation then due to such Lender hereunder, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loans made, or Reimbursement Obligations or other obligations held, by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them (provided, however, that the foregoing shall not apply to payments of Competitive Loans made prior to the termination of the Commitments following the occurrence of an Event of Default). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made, or Reimbursement Obligations or other obligations held, by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and Reimbursement Obligations or other obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Obligor.

         SECTION 6         YIELD PROTECTION AND ILLEGALITY.

         6.1      Additional Costs.

                           (a)      Subject to Section 13.6, the Company shall
pay to Administrative Agent, on demand for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Loan or any Competitive Loan hereunder or its obligation to make any such Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                           (i)      subjects such Lender (or makes it apparent
that such Lender is subject) to any tax (including without limitation any United States interest equalization tax), levy, impost, duty, charge or fee (collectively, "Taxes"), or any deduction or withholding for any Taxes on or from the payment due under any Eurodollar Loan or any Competitive Loan or other amounts due hereunder, other than income and franchise taxes of each jurisdiction (or any subdivision thereof) in which such Lender has an office or its Applicable Lending Office; or

                           (ii)     changes the basis of taxation of any amounts
payable to such Lender under this Agreement in respect of any of such Loans (other than changes which affect taxes measured by or imposed on the overall net income or franchise taxes of such Lender or of its Applicable Lending Office for any of such Loans by each jurisdiction (or any subdivision thereof) in which such Lender has an office or such Applicable Lending Office); or

                           (iii)    imposes or modifies or increases or deems
applicable any reserve, special deposit or similar requirements (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or loans made by such Lender, or against any other funds, obligations or other property owned or held by such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.1 hereof) and such Lender actually incurs such additional costs.

         Each Lender (if so requested by the Company through Administrative Agent) will designate a different available Applicable Lending Office for the Eurodollar Loans or the Competitive Loans of such Lender or take such other action as the Company may request if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (provided that such Lender shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America). Each Lender will furnish the Company with a statement setting forth the basis and amount of each request by such Lender for compensation under this
Section 6.1(a); subject to Section 6.8, such certificate shall be conclusive, absent manifest error, and may be prepared using any reasonable averaging and attribution methods.

                           (b)      Without limiting the effect of the foregoing
provisions of this Section 6.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or Competitive Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company (with a copy to Administrative Agent), the obligation of such Lender to make Eurodollar Loans or Competitive Loans, as the case may be, hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 6.4 hereof shall be applicable).

                           (c)      Good faith determinations and allocations by
any Lender for purposes of this Section 6.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Loans or of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive, absent manifest error.

                           (d)      The Company's obligation to pay Additional
Costs and compensation with regard to each Eurodollar Loan and each Competitive Loan shall survive termination of this Agreement.

         6.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

                           (a)      Administrative Agent determines in good
faith (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.1 hereof are not being provided by the Reference Lenders in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans for Interest Periods therefor as provided in this Agreement; or

                           (b)      the Majority Lenders determine in good faith
(which determination shall be conclusive) and notify Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.1 hereof upon the basis of which the rates of interest for such Loans are to be determined do not accurately reflect the cost to such Lenders of making or maintaining such Loans for Interest Periods therefor; or

                           (c)      Administrative Agent determines in good
faith (which determination shall be conclusive) that by reason of circumstances affecting the interbank Dollar market generally, deposits in United States dollars in the relevant interbank Dollar market are not being offered for the applicable Interest Period and in an amount equal to the amount of the Eurodollar Loan requested by the Company;

then Administrative Agent shall promptly notify the Company and each Lender thereof, and, so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans with the applicable Interest Period (but shall maintain until the end of the Interest Period then in effect the Eurodollar Loans then outstanding).

         6.3 Illegality. Notwithstanding any other provision of this Agreement to the contrary, if (x) by reason of the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by any Lender with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority or (y) circumstances affecting the relevant interbank Dollar market or the position of a Lender therein shall at any time make it unlawful or impracticable in the sole discretion of a Lender exercised in good faith for such Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans or Competitive Loans hereunder, or (b) maintain Eurodollar Loans or Competitive Loans hereunder, then such Lender shall promptly notify the Company thereof through Administrative Agent and such Lender's obligation to make or maintain Eurodollar Loans or Competitive Loans, as the case may be, hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans or Competitive Loans, as the case may be (in which case the provisions of Section 6.4 and 6.8 hereof shall be applicable). Before giving such notice pursuant to this Section 6.3, such Lender will designate a different available Applicable Lending Office for the Eurodollar Loans or the Competitive Loans, as the case may be, of such Lender or take such other action as the Company may request if such designation or action will avoid the need to suspend such Lender's obligation to make Eurodollar Loans or Competitive Loans, as the case may be, hereunder and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender (provided, that such Lender shall have no obligation so to designate an Applicable Lending Office for Eurodollar Loans located in the United States of America).

         6.4 Substitute Alternate Base Rate Loans. If the obligation of any Lender to make or maintain Eurodollar Loans or Competitive Loans, as the case may be, shall be suspended pursuant to Section 6.1, 6.2 or 6.3 hereof, all Loans which would otherwise be made by such Lender as Eurodollar Loans or Competitive Loans, as the case may be, shall be made instead as Alternate Base Rate Loans (and, if an event referred to in Section 6.1(b) or 6.3 hereof has occurred and such Lender so requests by notice to the Company with a copy to Administrative Agent, each Eurodollar Loan or each Competitive Loan, as the case may be, of such Lender then outstanding shall be automatically converted into an Alternate Base Rate Loan on the last day of the Interest Period for such Loan) and, to the extent that Eurodollar Loans or Competitive Loans, as the case may be, are so made as (or converted into) Alternate Base Rate Loans, all payments of principal which would otherwise be applied to such Eurodollar Loans or such Competitive Loans, as the case may be, shall be applied instead to such Alternate Base Rate Loans.

         6.5 Compensation. Subject to Section 13.6 hereof, the Company shall pay to Administrative Agent for the account of each Lender, within four
(4) Business Days after demand therefor by such Lender through Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense actually incurred by it (exclusive of any lost profits or opportunity costs) as a result of:

                           (a)      any payment, prepayment or conversion of a
Eurodollar Loan or a Competitive Loan made by such Lender on a date other than the last day of an Interest Period for such Loan; or

                           (b)      any failure by the Company to borrow a
Eurodollar Loan or a Competitive Loan to be made by such Lender on the date for such borrowing specified in the relevant notice of borrowing under Section 5.5 or Section 2.9 hereof;

such compensation to include, without limitation, any loss or expense actually incurred (exclusive of any lost profits or opportunity costs) by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain its share of any Loan. Subject to Section 6.8, each determination of the amount of such compensation by a Lender shall be conclusive and binding, absent manifest error, and may be computed using any reasonable averaging and attribution method.

         6.6 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified or deemed applicable any tax, reserve, special deposit or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or participations in such Letters of Credit, and the result shall be to increase the cost to any Lender of issuing or maintaining any Letter of Credit or any participation therein, or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then such Lender shall notify the Company through Administrative Agent, and upon demand therefor by such Lender through Administrative Agent, the Company (subject to Section 13.6 hereof) shall pay to such Lender, from time to time as specified by such Lender, such additional amounts as shall be sufficient to compensate such Lender for such increased costs or reductions in amount. Before making such demand pursuant to this Section 6.6, such Lender will designate a different available Applicable Lending Office for the Letter of Credit of such Lender or take such other action as the Company may request, if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender exercised in good faith, be disadvantageous to such Lender. A statement as to such increased costs or reductions in amount incurred by such Lender, submitted by such Lender to the Company, shall be conclusive as to the amount thereof, absent manifest error.

         6.7 Capital Adequacy. If any Lender shall have determined that a Regulatory Change resulting in the adoption after the Effective Date or effectiveness after the Effective Date (whether or not previously announced) of any applicable law, rule, regulation or treaty regarding capital adequacy, or any change therein after the Effective Date, or any change in the interpretation or administration thereof after the Effective Date by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive after the Effective Date regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of such Lender's obligations hereunder, under the Loans made by it and under the Letters of Credit to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, upon satisfaction of the conditions precedent set forth in this Section 6.7, upon demand by such Lender (with a copy to Administrative Agent), the Company (subject to Section 13.6 hereof) shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate as to such amounts, submitted to the Company and Administrative Agent by such Lender, setting forth the basis for such Lender's determination of such amounts, shall constitute a demand therefor and shall be conclusive and binding for all purposes, absent manifest error. The Company shall pay the amount shown as due on any such certificate within four
(4) Business Days after delivery of such certificate. Subject to Section 6.8, in preparing such certificate, a Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

         6.8 Limitation on Additional Charges; Substitute Lenders; Non-Discrimination. Anything in this Section 6 notwithstanding:

                           (a)      the Company shall not be required to pay to
any Lender reimbursement with regard to any costs or expenses, unless such Lender notifies the Company of such costs or expenses within 90 days after the date paid or incurred;

                           (b)      none of the Lenders shall be permitted to
pass through to the Company charges and costs under this Section 6 on a discriminatory basis (i.e., which are not also passed through by such Lender to other customers of such Lender similarly situated where such customer is subject to documents providing for such pass through); and

                           (c)      if any Lender elects to pass through to the
Company any material charge or cost under this Section 6 or elects to terminate the availability of Eurodollar Loans for any material period of time, the Company may, within 60 days after the date of such event and so long as no Default shall have occurred and be continuing, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination the Company shall (i) pay that Lender all principal, interest and fees and other amounts (including, without limitation, any amounts due under Section 6.5) owed to such Lender through such date of termination or (ii) have arranged for another financial institution approved by Administrative Agent (such approval not to be unreasonably withheld) as of such date, to become a substitute Lender for all purposes under this Agreement in the manner provided in Section 13.5; provided further that, prior to substitution for any Lender, the Company shall have given written notice to Administrative Agent of such intention and the Lenders shall have the option, but no obligation, for a period of 60 days after receipt of such notice, to increase their Commitments in order to replace the affected Lender in lieu of such substitution.

         SECTION 7         CONDITIONS PRECEDENT.

         7.1 Initial Loans. The obligation of each Lender or any applicable Issuer to make its initial Loans on or after the Effective Date or issue or participate in a Letter of Credit on or after the Effective Date (if such Letter of Credit is issued prior to the funding of the initial Loans on or after the Effective Date) hereunder is subject to the following conditions precedent, each of which shall have been fulfilled or waived to the satisfaction of Administrative Agent:

                           (a)      Corporate Action and Status. Administrative
Agent shall have received from the appropriate Governmental Authorities certified copies of the Organizational Documents (other than bylaws) of the Company and the Guarantor, and evidence satisfactory to Administrative Agent of all corporate action taken by the Company and the Guarantor authorizing the execution, delivery and performance of the Loan Documents and all other documents related to this Agreement to which it is a party (including, without limitation, a certificate of the secretary of each such party setting forth the resolutions of its Board of Directors authorizing the transactions contemplated thereby and attaching a copy of its bylaws), together with such certificates as may be appropriate to demonstrate the qualification and good standing of the Company and the Guarantor in Delaware, Texas and Louisiana, as applicable.

                           (b)      Incumbency. Each Obligor shall have
delivered to Administrative Agent a certificate in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf the applicable Loan Documents related to any Loan or the issuance of any Letter of Credit and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with any Loan or the issuance of any Letter of Credit. Administrative Agent and each Lender may conclusively rely on such certificates until they receive notice in writing from the appropriate Obligor to the contrary.

                           (c)      Loan Documents. Each Obligor shall have duly
executed and delivered the other Loan Documents to which it is a party (in such number of copies as Administrative Agent shall have requested) and each such Loan Document shall be in form satisfactory to Administrative Agent. Each such Loan Document shall be in substantially the form furnished to the Lenders prior to their execution of this Agreement, together with such changes therein as Administrative Agent may approve.

                           (d)      Fees and Expenses. The Company shall have
paid to Administrative Agent for the account of each Lender all accrued and unpaid commitment fees and other fees in the amounts previously agreed upon in writing among the Company and Administrative Agent; and shall have in addition paid to each Agent all amounts payable under the letter agreements referred to in Section 2.4(b) hereof and under Section 9.7 hereof on or before the Effective Date.

                           (e)      Opinions of Counsel. Administrative Agent
shall have received an opinion of Vinson & Elkins LLP, counsel to the Company and the Guarantor, in form and substance reasonably satisfactory to the Agents.

                           (f)      Execution by Lenders and Agents.
Administrative Agent shall have received counterparts of this Agreement executed and delivered by or on behalf of each of the Lenders and the Agents or Administrative Agent shall have received evidence satisfactory to it of the execution and delivery by each of the Lenders and Agents of a counterpart hereof.

                           (g)      Consents. Administrative Agent shall have
received evidence satisfactory to it that, except as disclosed in the Disclosure Statement, all material consents of each Governmental Authority and of each other Person, if any, reasonably required in connection with (a) the Loans and the Letters of Credit and (b) the execution, delivery and performance of this Agreement and the other Loan Documents have been satisfactorily obtained.

                           (h)      Margin Regulations. After giving effect to
such Loan or Letters of Credit, the Company and Lenders shall be in compliance with the Margin Regulations.

                           (i)      Financial Reports; Filings. Administrative
Agent shall have received copies of the financial statements, referred to in
Section 8.6 or otherwise requested by any Lender.

                           (j)      Lien Searches. Administrative Agent shall
have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to Administrative Agent, dated a date reasonably near to the date of the initial Loan, listing all effective financing statements which name the Company or the Guarantor as the debtor and which are filed in the following jurisdictions: Delaware, Texas and Louisiana, together with copies of such financing statements.

                           (k)      Termination of Prior Credit Agreement.
Administrative Agent shall have received (i) from the Company, a letter, in form and substance reasonably satisfactory to Administrative Agent, terminating the commitments of the lenders under the Prior Credit Agreement upon payment in full of all amounts due thereunder, and (ii) evidence satisfactory to it that all principal, interest, fees and other amounts owing by the Company to the agents and the lenders under the Prior Credit Agreement have been paid in full with the proceeds of the initial funding of Loans hereunder.

                           (l)      Other Documents. Administrative Agent shall
have received such other documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Administrative Agent may reasonably request.

All provisions and payments required by this Section 7.1 are subject to the provisions of Section 13.6.

         7.2 Initial and Subsequent Loans. The obligation of each Lender or any applicable Issuer to make any Loan (including, without limitation, its initial Loan) to be made by it hereunder (excluding conversions of Loans to Alternate Base Rate Loans, as to which no conditions precedent shall exist) or to issue or participate in any Letter of Credit is subject to the additional conditions precedent that (i) Administrative Agent shall have received a Request for Extension of Credit and such other certifications as Administrative Agent may reasonably require, (ii) in the case of Competitive Loans, the Company shall have complied with the provisions of Section 2.9 hereof and (iii) as of the date of such Loan or such issuance, and after giving effect thereto:

                           (a)      no Default shall have occurred and be
continuing;

                           (b)      except for facts timely disclosed to
Administrative Agent from time to time in writing, which facts (i) are not materially more adverse to the Company and its Subsidiaries or any other Obligor, (ii) do not materially decrease the ability of the Lenders to collect the Obligations as and when due and payable and (iii) do not materially increase the liability of any Agent or any of the Lenders, in each case compared to those facts existing on the Effective Date and the material details of which have been set forth in the Financial Statements delivered to Administrative Agent prior to the Effective Date or in the Disclosure Statement, and except for the representations set forth in the Loan Documents which, by their terms, are expressly (or by means of similar phrasing) made as of the Effective Date or as of the date hereof, as the case may be, only, the representations and warranties made in each Loan Document shall be true and correct in all material respects on and as of the date of the making of such Loan or such issuance, with the same force and effect as if made on and as of such date;

                           (c)      the making of such Loan or the issuance of
such Letter of Credit shall not violate any Legal Requirement applicable to any Lender; and

                           (d)      no event or condition shall have occurred
since the Effective Date which reasonably could be expected to result in a Material Adverse Effect.

         Each Request for Extension of Credit by the Company hereunder or request for issuance of a Letter of Credit shall include a representation and warranty by the Company to the effect set forth in Sections 7.2(a) and (b) (both as of the date of such notice and, unless the Company otherwise notifies Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

         SECTION 8 REPRESENTATIONS AND WARRANTIES. To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company represents and warrants (such representations and warranties to survive any investigation and the making of the Loans and the issuance of the Letters of Credit) to the Lenders and the Agents as follows:

         8.1 Corporate Existence. The Company, the Guarantor and each Subsidiary of the Company are duly organized, legally existing and in good standing under the laws of the respective jurisdictions in which they are formed, and are duly qualified in all jurisdictions wherein the property owned or the business transacted by them makes such qualification necessary and the failure to so qualify could reasonably be expected to result in a Material Adverse Effect.

         8.2 Corporate Power and Authorization. Each Obligor is duly authorized and empowered to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party; and all corporate action on the part of such Obligor for the due execution, delivery, and performance of this Agreement and the other Loan Documents to which such Obligor is a party has been duly and effectively taken.

         8.3 Binding Obligations. This Agreement and the other Loan Documents constitute legal, valid and binding obligations of each Obligor, to the extent each is a party thereto, enforceable against it, to the extent each is a party thereto, in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, moratorium or other similar laws or judicial decisions affecting creditors' rights generally and general principles of equity whether considered at law or in equity.

         8.4 No Legal Bar or Resultant Lien. Each Obligor's creation, issuance, execution, delivery and performance of this Agreement and the other Loan Documents, to the extent it is a party thereto, does not and will not violate any provisions of the Organizational Documents of such Obligor or any Legal Requirement to which such Obligor is subject or by which its property may be presently bound or encumbered or any other material contractual obligation of such Obligor, or result in the creation or imposition of any Lien upon any properties of the Company, the Guarantor or any Subsidiary of the Company, other than those permitted by this Agreement.

         8.5 No Consent. Except as set forth in the Disclosure Statement, each Obligor's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party does not and will not require the consent or approval of any Person other than such consents and/or approvals obtained by the Company contemporaneously with or prior to the execution of this Agreement, including, without limitation, any Governmental Authorities, other than those consents the failure to obtain which could not be reasonably expected to have a Material Adverse Effect.

         8.6 Financial Condition. The audited consolidated annual financial statements of the Company and its consolidated Subsidiaries for the year ended December 31, 2001, which have been delivered to the Lenders, have been prepared in accordance with GAAP, and present fairly, in all material respects the consolidated financial condition and results of the operations of the Company and its consolidated Subsidiaries for the period stated. No Material Adverse Effect has occurred since December 31, 2001, except as disclosed to the Lenders in the Disclosure Statement.

         8.7 Investments and Guaranties. As of the Effective Date, no Subsidiary of the Company had made Investments in or advances to, and neither the Company nor any Subsidiary of the Company had made Guarantees of, the obligations of any Person, except as (a) disclosed to the Lenders in the Disclosure Statement or (b) not prohibited by applicable provisions of Section 10.

         8.8 Liabilities and Litigation. Neither the Company nor any Subsidiary of the Company, has any material (individually or in the aggregate) liabilities, direct or contingent, except as (a) disclosed or referred to in the Financial Statements, (b) disclosed to the Lenders in the Disclosure Statement,
(c) disclosed in a notice to Administrative Agent pursuant to Section 9.10 with respect to such as could reasonably be expected to have a Material Adverse Effect or (d) not prohibited by applicable provisions of Section 10. Except as
(a) described in the Financial Statements, (b) otherwise disclosed to the Lenders in the Disclosure Statement, (c) disclosed in a notice to Administrative Agent pursuant to Section 9.10 with respect to such as could reasonably be expected to have a Material Adverse Effect or (d) not prohibited by applicable provisions of Section 10, no litigation, legal, administrative or arbitral proceeding, investigation, or other action of any nature exists or (to the knowledge of the Company) is threatened against or affecting the Company or any Subsidiary of the Company which could reasonably be expected to result in any judgment which could reasonably be expected to have a Material Adverse Effect, or which in any manner challenges or may challenge or draw into question the validity of this Agreement or any other Loan Document, or enjoins or threatens to enjoin or otherwise restrain any of the transactions contemplated by any of them.

         8.9 Taxes and Governmental Charges. The Company and its Subsidiaries have filed, or obtained extensions with respect to the filing of, all material tax returns and reports required to be filed and have paid all material taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective properties or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof.

         8.10 Title to Properties. The Company and its Subsidiaries have good and defensible title to their respective properties (including, without limitation, all fee and leasehold interests), free and clear of all Liens except
(a) those referred to in the Financial Statements, (b) as disclosed to the Lenders in the Disclosure Statement or (c) as permitted by Section 10.2.

         8.11 Defaults. Neither the Company nor any Subsidiary of the Company is in default, which default could reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company or any of their property is bound, except for defaults that could not reasonably be expected to have a Material Adverse Effect. No Default under this Agreement or any other Loan Document has occurred and is continuing.

         8.12 Location of Businesses and Offices. Except to the extent that Administrative Agent has been furnished written notice to the contrary, or of additional locations pursuant to Section 9.10, the Company's jurisdiction of organization is Delaware and the name of the

Company as listed in the public records of its jurisdiction of organization is "Ocean Energy, Inc."

         8.13 Compliance with Law. Neither the Company nor any Subsidiary of the Company (except as (a) disclosed to the Lenders in the Disclosure Statement, (b) disclosed in a notice to Administrative Agent pursuant to Section 9.10 with respect to such as could reasonably be expected to have a Material Adverse Effect or (c) not prohibited by applicable provisions of Section 10):

                           (a)      is in violation of any Legal Requirement; or

                           (b)      has failed to obtain any license, permit,
franchise or other governmental authorization necessary to the ownership of any of their respective properties or the conduct of their respective business;

which violation or failure could reasonably be expected to have a Material Adverse Effect.

         8.14 Margin Stock. None of the proceeds of the Loans will be used for the purpose of, and neither the Company, the Guarantor nor any Subsidiary of the Company is engaged in the business of extending credit for the purpose of
(a) purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221) or (b) reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock, if such purpose under either (a) or (b) above would constitute this transaction a "purpose credit" within the meaning of said Regulation U, or for any other purpose which would constitute this transaction a "purpose credit". Neither the Company, the Guarantor nor any Subsidiary of the Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Company, the Guarantor nor any Subsidiary of the Company nor any Person acting on behalf of the Company, the Guarantor or any Subsidiary of the Company has taken or will take any action which might cause any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System, or to violate any similar provision of the Securities Exchange Act of 1934 or any rule or regulation under any such provision thereof.

         8.15 Subsidiaries. The Company has no Subsidiaries as of the Effective Date except those shown in Exhibit C.

         8.16 ERISA. With respect to each Plan, the Company and each ERISA Affiliate have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code, and are in compliance in all material respects with the provisions of ERISA and the Code. The Company has no knowledge of any event which could result in a liability of the Company or any ERISA Affiliate to the PBGC or a Plan (other than to make contributions in the ordinary course). Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would cause the Lien provided under Section 4068 of ERISA to attach to any property of the Company or any ERISA Affiliate. There are no Unfunded Liabilities with respect to any Plan. No "prohibited transaction" has occurred with respect to any Plan.

         8.17 Investment Company Act. Neither the Company nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         8.18 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries (i) is subject to regulation under the Public Utility Holding Company Act of 1935, as amended (the "PUHC Act"), except as to Section 9(a)(2) thereof (15 U.S.C.A. Section 79(i)(a)(2)), or (ii) is in violation of any of the provisions, rules, regulations or orders of or under the PUHC Act. Further, none of the transactions contemplated under this Agreement, including without limitation, the making of the Loans and the issuance of the Letters of Credit, shall cause or constitute a violation of any of the provisions, rules, regulations or orders of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of this Agreement.

         8.19 Environmental Matters. Except as disclosed in the Disclosure Statement, (i) the Company and its Subsidiaries have obtained and maintained in effect all Environmental Permits (or has initiated the necessary steps to transfer the Environmental Permits into its name), the failure to obtain which could reasonably be expected to have a Material Adverse Effect, (ii) the Company and its Subsidiaries and their properties, assets, business and operations have been and are in compliance with all applicable Requirements of Environmental Law and Environmental Permits failure to comply with which could reasonably be expected to have a Material Adverse Effect, (iii) the Company and its Subsidiaries and their properties, assets, business and operations are not subject to any (i) Environmental Claims or (ii) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the Effective Date which could reasonably be expected to have a Material Adverse Effect, and (iv) no Responsible Officer of the Company or any of its Subsidiaries has received any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with its assets, properties, business or operations which could reasonably be expected to have a Material Adverse Effect. The liability (including without limitation any Environmental Liability and any other damage to persons or property), if any, of the Company and its Subsidiaries and with respect to their properties, assets, business and operations which is reasonably expected to arise in connection with Requirements of Environmental Laws currently in effect and other environmental matters presently known by a Responsible Officer of the Company will not have a Material Adverse Effect. No Responsible Officer of the Company knows of any event or condition with respect to Environmental Matters with respect to any of its properties or the properties of any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 8.19, "Environmental Matters" shall mean matters relating to pollution or protection of the environment, including, without limitation, emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water or ground water, or land surface or subsurface), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

         8.20 Claims and Liabilities. Except as disclosed to the Lenders in writing, neither the Company or any of its Subsidiaries nor the Guarantor has accrued any liabilities under gas purchase contracts for gas not taken, but for which it is liable to pay if not made up and which, if not paid, would have a Material Adverse Effect. Except as disclosed to the Lenders in writing, no claims exist against the Company or its Subsidiaries or the Guarantor for gas imbalances which claims if adversely determined would have a Material Adverse Effect. No purchaser of product supplied by the Company or any of its Subsidiaries or the Guarantor has any claim against the Company or any of its Subsidiaries for product paid for, but for which delivery was not taken as and when paid for, which claim if adversely determined would have a Material Adverse Effect.

         8.21 Solvency. Neither the Company, the Guarantor nor the Company and its Subsidiaries, on a consolidated basis, is "insolvent", as such term is used and defined in the Bankruptcy Code.

         SECTION 9 AFFIRMATIVE COVENANTS. A deviation from the provisions of this Section 9 will not constitute a Default under this Agreement if such deviation is consented to in writing by the Majority Lenders. Without the prior written consent of the Majority Lenders, the Company agrees with the Lenders and the Agents that, so long as any of the Commitments is in effect and until payment in full of all Obligations and the termination or expiry of all Letters of Credit:

         9.1 Financial Statements and Reports. The Company will promptly furnish to any Lender from time to time upon request such information regarding the business and affairs and financial condition of the Company and its Subsidiaries and the Guarantor as such Lender may reasonably request, and will furnish to the Agents and each of the Lenders:

                           (a)      Annual Reports - promptly after becoming
available and in any event within 100 days after the close of each fiscal year of the Company:

                                    (i)      the audited consolidated balance
         sheet of the Company and its Subsidiaries as of the end of such year;

                                    (ii)     the audited consolidated statement
         of earnings of the Company and its Subsidiaries for such year;

                                    (iii)    the audited consolidated statement
         of cash flows of the Company and its Subsidiaries for such year;

setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and, in the case of the audited Financial Statements, audited and accompanied by the related opinion of KPMG LLP or other independent certified public accountants of recognized national standing acceptable to the Majority Lenders, which opinion shall state that such audited balance sheets and statements have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present, in all material respects the consolidated financial condition and results of operations of the applicable Persons as at the end of, and for, such fiscal year; and

                           (b)      Quarterly Reports - as soon as available and
in any event within 50 days after the end of each of the first three quarterly periods in each fiscal year of the Company:

                                    (i)      the unaudited consolidated balance
sheet of the Company and its Subsidiaries as of the end of such quarter;

                                    (ii)     the unaudited consolidated
statement of earnings of the Company and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter;

                                    (iii)    the unaudited consolidated
statement of cash flows of the Company and its Subsidiaries for such quarter and for the period from the beginning of the fiscal year to the close of such quarter;

all of items (i) through (iii) above prepared on substantially the same accounting basis as the annual reports described in Subsection 9.1(a), subject to normal changes resulting from year-end adjustments; and

                           (c)      [Intentionally omitted]; and

                           (d)      SEC and Other Reports - promptly upon their
becoming publicly available, one copy of each financial statement, report, notice or definitive proxy statement sent by the Company or any Subsidiary to shareholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any of its Subsidiaries with, or received by the Company or any of its Subsidiaries in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

         All of the balance sheets and other financial statements referred to in this Section 9.1 will be in such detail as any Lender may reasonably request and will conform to GAAP applied on a basis consistent with those of the Financial Statements as of December 31, 2001. In addition, if GAAP shall change with respect to any matter relative to determination of compliance with this Agreement, the Company will also provide financial information necessary for the Lenders to determine compliance with this Agreement.

         9.2      Officers' Certificates.

                           (a)      Concurrently with the furnishing of the
annual financial statements pursuant to Subsection 9.1(a), commencing with the annual financial statements required to be delivered in 2002, the Company will furnish or cause to be furnished to Administrative Agent a certificate signed by the principal financial officer of the Company in the form of Exhibit D.

                           (b)      Concurrently with the furnishing of the
quarterly financial statements pursuant to Subsection 9.1(b), the Company will furnish to Administrative Agent a principal financial officer's certificate in the form of Exhibit D.

         9.3 Taxes and Other Liens. The Company will and will cause each Subsidiary of the Company to pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, or upon the income or any property of the Company or such Subsidiary, as well as all claims of any kind (including claims for labor, materials, supplies, rent and payment of proceeds attributable to Hydrocarbon production) which, if unpaid, might result in or become a Lien upon any or all of the property of the Company or such Subsidiary; provided, however, that neither the Company nor such Subsidiary will be required to pay any such tax, assessment, charge, levy or claims if the amount, applicability or validity thereof will currently be contested in good faith by appropriate proceedings diligently conducted and if the Company or such Subsidiary will have set up reserves therefor adequate under GAAP.

         9.4 Maintenance. Except as referred to in Sections 8.1 and 8.13 and except as permitted under Section 10.4 the Company will and will cause each Subsidiary of the Company to: (i) maintain its corporate existence; (ii) maintain its rights and franchises, except for any mergers or consolidations otherwise permitted by this Agreement and except to the extent failure to so maintain the same would not have a Material Adverse Effect; (iii) observe and comply (to the extent that any failure would have a Material Adverse Effect) with all valid Legal Requirements (including without limitation Requirements of Environmental Law); and (iv) maintain (except to the extent failure to so maintain the same would not have a Material Adverse Effect) its properties (and any properties leased by or consigned to it or held under title retention or conditional sales contracts) consistent with the standards of a reasonably prudent operator at all times and make all repairs, replacements, additions, betterments and improvements to its properties consistent with the standards of a reasonably prudent operator.

         9.5 Further Assurances. The Company will, and will cause each Subsidiary of the Company to, cure promptly any defects in the execution and delivery of the Loan Documents, including this Agreement. The Company at its expense will promptly execute and deliver to Administrative Agent upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or accomplishment of the covenants and agreements of the Company or any of its Subsidiaries in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

         9.6 Performance of Obligations. The Company will pay the Loans according to the reading, tenor and effect of this Agreement; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company under this Agreement and the other Loan Documents at the time or times and in the manner specified, and cause each of its Subsidiaries to take such action with respect to their obligations to be performed and discharged under the Loan Documents to which they respectively are parties.

         9.7 Reimbursement of Expenses. Whether or not any Loan is ever made or any Letter of Credit is ever issued, the Company agrees to pay or reimburse Administrative Agent for paying the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, special counsel to the Agents in connection with the negotiation of the terms and structure of the Obligations, the preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, as well as any modification, supplement or waiver of any of the terms of this Agreement and the other Loan Documents. The Company will promptly upon request and in any event within 30 days from the date of receipt by the Company of a copy of a bill for such amounts, reimburse any Lender or any Agent for all amounts reasonably expended, advanced or incurred by such Lender or such Agent to satisfy any obligation of the Company under this Agreement or any other Loan Document, to protect the properties or business of the Company or any Subsidiary of the Company, to collect the Obligations, or to enforce the rights of such Lender or such Agent under this Agreement or any other Loan Document, which amounts will include without limitation all court costs, attorneys' fees (but not including allocated costs of in-house counsel), any engineering fees and expenses, fees of auditors, accountants and appraisers, investigation expenses, all transfer, stamp, documentary or similar taxes, assessments or charges levied by any Governmental Authority in respect of any of the Loan Documents or any other document referred to therein, all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by any of the Loan Documents or any document referred to therein, fees and expenses incurred in connection with such Lender's participation as a member of a creditors' committee in a case commenced under the Bankruptcy Code or other similar law of the United States or any state thereof, fees and expenses incurred in connection with lifting the automatic stay prescribed in Section 362 Title 11 of the United States Code, and fees and expenses incurred in connection with any action pursuant to Section 1129 Title 11 of the United States Code and all other customary out-of-pocket expenses incurred by such Lender or such Agent in connection with such matters, together with interest after the expiration of the 30-day period stated above in this
Section if no Event of Default has occurred and is continuing, or from the date of the request to the Company if an Event of Default has occurred and is continuing, at either (i) the Post-Default Rate on each such amount until the date of reimbursement to such Lender or such Agent, or (ii) if no Event of Default will have occurred and be continuing, the Alternate Base Rate plus the highest Applicable Margin for Alternate Base Rate Loans (not to exceed the Highest Lawful Rate) on each such amount until the date of the Company's receipt of written demand or request by such Lender or such Agent for the reimbursement of same, and thereafter at the applicable Post-Default Rate until the date of reimbursement to such Lender or such Agent. The obligations of the Company under this Section are compensatory in nature, shall be deemed liquidated as to amount upon receipt by the Company of a copy of any invoice therefor, and will survive the non-assumption of this Agreement in a case commenced under the Bankruptcy Code or other similar law of the United States or any state thereof, and will remain binding on the Company and any trustee, receiver, or liquidator of the Company appointed in any such case.

         9.8 Insurance. The Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon the request of Administrative Agent acting at the instruction of the Majority Lenders, the Company will furnish or cause to be furnished to Administrative Agent from time to time a summary of the insurance coverage of the Company and its Subsidiaries in form and substance satisfactory to the Majority Lenders in their reasonable judgment, and if requested will furnish Administrative Agent copies of the applicable policies.

         9.9 Accounts and Records. The Company will keep and will cause each Subsidiary of the Company to keep books of record and account which fairly reflect all dealings or transactions in relation to their respective businesses and activities, in accordance with GAAP, which books of record and account will be maintained, to the extent necessary to enable compliance with all provisions of this Agreement, separately for each such Subsidiary, the Company and any division of the Company.

         9.10 Notice of Certain Events. The Company will promptly notify Administrative Agent (and Administrative Agent will then notify all of the Lenders and other Agents) if a Responsible Officer of the Company learns of the occurrence of, or if the Company causes or intends to cause, as the case may be:

                           (i) any event which constitutes a Default, together with a detailed statement by a Responsible Officer of the Company of the steps being taken to cure the effect of such Default; or

                           (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of the Company or any Subsidiary of the Company or of any security (as defined in the Securities Act of 1933, as amended) of the Company or any Subsidiary of the Company with respect to a claimed default, together with a detailed statement by a Responsible Officer of the Company specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company or such Subsidiary is taking or proposes to take with respect thereto; or

                           (iii)    any legal, judicial or regulatory
         proceedings affecting the Company or any Subsidiary of the Company or any of the properties of the Company or any Subsidiary of the Company in which the amount involved is materially adverse to the Company and its Subsidiaries taken as a whole, and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or

                           (iv) any dispute between the Company or any Subsidiary of the Company and any Governmental Authority or any other Person which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

                           (v) the occurrence of a default or event of default by the Company or any Subsidiary of the Company under any other agreement to which it is a party, which default or event of default could reasonably be expected to have a Material Adverse Effect; or

                           (vi) any material change in the accuracy of the representations and warranties of the Company or any Subsidiary contained in this Agreement or any other Loan Document; or

                           (vii) any material violation or alleged material violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim or any Environmental Liability; or

                           (viii) any tariff and rate cases and other material reports filed by the Company or any of its Subsidiaries with any Governmental Authority and any notice to the Company or any of its Subsidiaries from any Governmental Authority concerning noncompliance with any applicable material Legal Requirement; or

                           (ix) any requirement for the payment of all or any portion of any Indebtedness of the Company or any of its Subsidiaries prior to the stated maturity thereof (whether by acceleration or otherwise) or as the result of any failure to maintain or the reaching of any threshold amount provided in any promissory note, bond, debenture, or other evidence of Indebtedness or under any credit agreement, loan agreement, indenture or similar agreement executed in connection with any of the foregoing; or

                           (x) any notice from the Securities and Exchange Commission with respect to any Application (as defined in Section 8.18 hereof).

         9.11 ERISA Information and Compliance. The Company will promptly furnish to Administrative Agent (i) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (ii) if requested by Administrative Agent, acting on the instruction of the Majority Lenders, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (iii) immediately upon becoming aware of the occurrence of any "reportable event", as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction", as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal financial officer of the Company or the applicable ERISA Affiliate specifying the nature thereof, what action the Company or the applicable ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (iv) promptly after the filing or receiving thereof by the Company or any ERISA Affiliate of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (v) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by the Company or any ERISA Affiliate to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, the Company will fund, or will cause each ERISA Affiliate to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect. The Company covenants that it shall and shall cause each ERISA Affiliate to (A) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (B) prepare and file in a timely manner all notices and reports required under the terms of ERISA including but not limited to annual reports; and (C) pay in a timely manner all required PBGC premiums, in each case, to the extent failure to do so would have a Material Adverse Effect.

         SECTION 10 NEGATIVE COVENANTS. A deviation from the provisions of this
Section 10 will not constitute a Default under this Agreement if such deviation is consented to in writing by the Majority Lenders. The Company agrees with the Lenders and the Agents that, so long as any of the Commitments is in effect and until payment in full of all Obligations and the termination or expiry of all Letters of Credit:

         10.1     Debts, Guaranties and Other Obligations.

                                    (i)      Of Restricted Subsidiaries. The
         Company will not permit any of its Restricted Subsidiaries to incur, create, assume or in any manner become or be liable in respect of any Indebtedness (including obligations for the payment of rentals); and the Company will not permit any of its Restricted Subsidiaries to Guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of any other Person, or otherwise, except that the foregoing restrictions will not apply to:

                           (a)      Indebtedness pursuant to the Loan Documents;

                           (b) Indebtedness of any Restricted Subsidiary existing on the Effective Date which is described in the Disclosure Statement, and any extensions, renewals or replacements of such Indebtedness upon terms no more onerous to such Restricted Subsidiary than the terms of this Agreement;

                           (c) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

                           (d) trade payables, lease acquisition and lease maintenance obligations, extensions of credit from suppliers or contractors, liabilities incurred in exploration, development and operation of any Restricted Subsidiary's oil and gas properties or similar obligations from time to time incurred in the ordinary course of business, other than for borrowed money, which are paid within 90 days after the invoice date (inclusive of applicable grace periods) or
         (i) are being contested in good faith, if such reserve as required by GAAP has been made therefor or (ii) trade accounts payable of any Restricted Subsidiaries (with respect to which no legal proceeding to enforce collection has been commenced or, to the knowledge of any Responsible Officer of the Company, threatened);

                           (e) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

                           (f) intercompany Indebtedness owed to the Company by any Restricted Subsidiary and intercompany Indebtedness owed to any Restricted Subsidiary by any other Restricted Subsidiary;

                           (g) any Guarantee existing on the Effective Date of payment or performance by any Person under any agreement so long as the obligation guaranteed does not constitute Indebtedness for borrowed money;

                           (h) obligations of any Restricted Subsidiary under oil or gas purchase contracts for oil or gas not taken, as to which such Restricted Subsidiary is liable to pay if not made up;

                           (i) obligations of any Restricted Subsidiary under any contract for sale for future delivery of oil or gas (whether or not the subject oil or gas is to be delivered) or other similar agreement;

                           (j) obligations of any Restricted Subsidiary under any hedging contract, forward contract, swap agreement, futures contract or other similar agreement;

                           (k) obligations of any Restricted Subsidiary under any interest rate or currency swap agreement, or any contract implementing any interest rate or currency cap, collar or floor, or any similar interest rate or currency hedging contract;

                           (l)      obligations in connection with gas
         imbalances arising in the ordinary course of business;

                           (m) Guarantees of obligations of Havre by Guarantor in an amount not exceeding $20,000,000 in the aggregate in connection with Indebtedness of Havre;

                           (n) liabilities under capital leases and lease agreements which do not cover oil and gas properties to the extent the incurrence and existence of such liabilities do not cause an Event of Default; provided that, unless such Restricted Subsidiary shall have executed a guaranty agreement, in substantially the form of Exhibit K, in favor of the Lenders and the Agents pursuant to which such Restricted Subsidiary guarantees the obligations of the Borrower hereunder, such liabilities shall not exceed $35,000,000 in the aggregate at any time outstanding;

                           (o) until such time as the Guaranty Agreement is no longer in effect, any Guarantee by Guarantor of the payment or performance of the Company with respect to Indebtedness of Company permitted by Section 10.1(iii);

                           (p)      obligations in connection with bank
         guarantees, bonds, surety or similar obligations required or requested by Governmental Authorities in connection with the usual and customary operation of and the obtaining of oil and gas properties; and

                           (q) in addition to Indebtedness permitted by clauses (a) through (p) above, Indebtedness of any Restricted Subsidiary in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

                                    (ii)     Of Unrestricted Subsidiaries. The
         Company will not permit any of its Unrestricted Subsidiaries to (a) incur, create, assume or in any manner become or be liable in respect of any Indebtedness (including obligations for the payment of rentals), or (b) Guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of any other Person, or otherwise, except that the foregoing restrictions will not apply to any Indebtedness not exceeding $200,000,000 in the aggregate for all Unrestricted Subsidiaries.

                                    (iii)    Of the Company. The Company may
         incur Indebtedness for borrowed money only if such Indebtedness is at prevailing market rates of interest and contains covenants, conditions and events of default not materially more onerous to the Company than the covenants, conditions and event of default set forth in one or more of the various indentures and other debt instruments of the Company in existence on the Effective Date.

         10.2 Liens. The Company will not and will not permit any of its Restricted Subsidiaries to create, incur, assume or permit to exist any Lien on any of its or their properties (now owned or hereafter acquired), except:

                           (a) Liens securing (i) the Loans or other obligations under the Loan Documents and (ii) the obligations under any debt facility permitted pursuant to Section 10.1(iii) of this Agreement which by its terms requires that such debt facility be secured on a ratable basis with other Senior Debt upon the incurrence of Liens generally, provided that such Liens (i) are for the equal and ratable benefit of the Agents and the Lenders under each of this Agreement and such debt facilities and (ii) cover the same collateral;

                           (b) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

                           (c) Liens of landlords, vendors, contractors, subcontractors, carriers, warehousemen, mechanics, laborers or materialmen or other like Liens arising by law or contract in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

                           (d) Liens existing on property owned by the Company or any of its Restricted Subsidiaries on the Effective Date which have been disclosed to the Lenders in the Disclosure Statement, together with any renewals, extensions, amendments, refinancings, rearrangements, modifications, restatements or supplements, but not increases, thereof from time to time;

                           (e) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws;

                           (f) inchoate liens arising under ERISA to secure the contingent liability of the Company permitted by Section 9.11;

                           (g) Liens in the ordinary course of business, not to exceed in the aggregate $50,000,000 as to the Company and its Restricted Subsidiaries at any time in effect, regarding (i) the performance of bids, tenders, contracts (other than for the repayment of borrowed money or the deferred purchase price of property or services) or leases, (ii) statutory obligations, (iii) surety appeal bonds or (iv) Liens to secure progress or partial payments made to the Company or any of its Restricted Subsidiaries and other Liens of like nature;

                           (h)      covenants, restrictions, easements,
         servitudes, permits, conditions, exceptions, reservations, minor rights, minor encumbrances, minor irregularities in title or conventional rights of reassignment prior to abandonment which do not materially interfere with the occupation, use and enjoyment by the Company or any Restricted Subsidiary of its respective assets in the normal course of business as presently conducted, or materially impair the value thereof for the purpose of such business;

                           (i) Liens under joint operating agreements or similar contractual arrangements with respect to the relevant entity's proportionate share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests owned jointly with others, to the extent that same relate to sums not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

                           (j) Liens created pursuant to the creation of trusts or other arrangements funded solely with cash, cash equivalents or other marketable investments or securities of the type customarily subject to such arrangements in customary financial practice with respect to long-term or medium-term indebtedness for borrowed money, the sole purpose of which is to make provision for the retirement or defeasance, without prepayment, of Indebtedness permitted under Section 10.1;

                           (k)      [Intentionally omitted];

                           (l) Liens securing purchase money Indebtedness or Capital Lease Obligations incurred in compliance with Section 10.1 of this Agreement;

                           (m) Liens on the capital stock or other equity interest of any Unrestricted Subsidiary securing obligations of such Unrestricted Subsidiary;

                           (n) any Lien existing on any real or personal property of any Person at the time it becomes a Restricted Subsidiary, or existing prior to the time of acquisition upon any real or personal property acquired by the Company or any of its Restricted

         Subsidiaries;

                           (o) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as will be required by GAAP will have been made therefor;

                           (p) any Liens securing Indebtedness neither assumed nor guaranteed by the Company or any of its Restricted Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company or any of its Restricted Subsidiaries for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or right-of-way purposes, and any Liens reserved in leases for rent and full compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause arises in the normal course of business as presently conducted and does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Company or its applicable Restricted Subsidiary;

                           (q)      rights reserved to or vested in any
         municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of the Company or any of its Restricted Subsidiaries;

                           (r)      rights reserved to or vested in any
         municipality or governmental, statutory or public authority to control or regulate any property of the Company or any of its Restricted Subsidiaries, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by the Company or its applicable Restricted Subsidiary;

                           (s) any obligations or duties affecting the property of the Company or any of its Restricted Subsidiaries to any municipality, governmental, statutory or public authority with respect to any franchise, grant, license or permit;

                           (t) rights of a common owner of any interest in real estate, rights-of-way or easements held by the Company or any of its Restricted Subsidiaries and such common owner as tenants in common or through other common ownership;

                           (u)      as to assets located in Canada,
         reservations, limitations, provisos and conditions in any original grant from the Crown or freehold lessor of any of the properties of the Company or its Subsidiaries;

                           (v) other Liens securing Indebtedness not exceeding, in the aggregate, $10,000,000 at any one time outstanding;

                           (w) Liens covering cash collateral accounts relating to obligations pursuant to Letters of Credit issued in connection with this Agreement;

                           (x) Liens securing Indebtedness of the Company or any Restricted Subsidiary of the types described in Section 10.1(i)(p) covering the oil and gas properties to which such Indebtedness relates, provided that the aggregate amount of all such Indebtedness so secured under this Section 10.2(x) shall not exceed $50,000,000 in the aggregate at any one time outstanding; and

                           (y) Liens (i) granted to or existing in favor of third parties on margin accounts of the Company or any of its Restricted Subsidiaries relating to exchange traded contracts for the delivery of natural gas pursuant to which the Company or any such Restricted Subsidiary intends to take actual delivery of such natural gas within forty (40) days from the then current date in the ordinary course of business and not for speculative purposes, and (ii) on margin accounts of the Company or any of its Restricted Subsidiaries relating to exchange traded contracts for the delivery of natural gas, provided, however, the aggregate balance of the margin accounts subject to the Liens permitted by this clause (ii) shall not exceed from time to time $10,000,000.

         10.3 Dividend Payment Restrictions. The Company will not declare or make any Dividend Payment if any Default or Event of Default has occurred and is continuing or would result therefrom.

         10.4 Mergers and Sales of Assets. The Company will not (a) merge or consolidate with, or sell, assign, lease or otherwise dispose of, whether in one transaction or in a series of transactions, more than (i) ten percent (10%) in the aggregate of the Company's and its Restricted Subsidiaries' consolidated total assets (whether now owned or hereafter acquired) to any Person or Persons during any twelve month period or (ii) twenty-five percent (25%) in the aggregate of the Company's and its Restricted Subsidiaries' consolidated total assets as of the Effective Date to any Person or Persons during the Revolving Credit Availability Period, or permit any Restricted Subsidiary to do so (other than to the Company or another Restricted Subsidiary or the issuance by any Restricted Subsidiary of any stock to the Company or another Restricted Subsidiary), or (b) sell, assign, lease or otherwise dispose of, whether in one transaction or in a series of transactions, any other properties if receiving therefor consideration other than cash or other consideration readily convertible to cash or which is less than the fair market value of the relevant properties, or permit any Restricted Subsidiary to do so; provided that the Company or any Restricted Subsidiary may merge or consolidate with any other Person and any Restricted Subsidiary may transfer properties to any other Restricted Subsidiary or to the Company so long as, in each case, (i) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default, (ii) in the case of any such merger or consolidation to which the Company is a party, the Company is the surviving Person, (iii) in the case of any such merger or consolidation to which any Restricted Subsidiary is a party (but not the Company), after giving effect to all transactions closing concurrently relating to such merger or consolidation, the surviving Person is a Restricted Subsidiary and (iv) the surviving Person ratifies each applicable Loan Document and provided further that any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary so long as, in each case (i) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default and (ii) the surviving Person ratifies each applicable Loan Document.

         10.5 Proceeds of Loans. The Company will not permit the proceeds of the Loans to be used for any purpose other than those permitted by this Agreement.

         10.6 ERISA Compliance. The Company will not at any time permit any Plan maintained by it or any Restricted Subsidiary to:

                           (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code;

                           (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

                           (c) terminate or be terminated in a manner which could result in the imposition of a Lien on the property of the Company or any Restricted Subsidiary pursuant to Section 4068 of ERISA,

                           (d) in each case, to the extent that permitting the Plan to do so would have a Material Adverse Effect.

         10.7 Total Leverage Ratio. The Company will not permit its Total Leverage Ratio to be at any time more than 3.50 to 1.00.

         10.8     [Intentionally omitted].

         10.9 Minimum Net Worth. The Company will not permit its Consolidated Net Worth as of the end of any fiscal quarter to be less than (i) $1,075,000,000 plus (ii) an amount equal to 50% of the sum of the Company's and its Restricted Subsidiaries' consolidated net income for each calendar quarter, beginning with the calendar quarter ending June 30, 2002, during which such consolidated net income is greater than $0 plus (iii) an amount equal to 50% of the net cash proceeds received by the Company and its Restricted Subsidiaries from the issuance of any common stock, preferred stock or other equity for each calendar quarter, beginning with the calendar quarter ending June 30, 2002.

         10.10 Nature of Business. The Company will not engage in, and will not permit any Restricted Subsidiary to engage in, businesses other than oil and gas exploration and production, gas processing, transmission, distribution, marketing and storage and gas and liquids pipeline operations and activities related or ancillary thereto; provided, that if the Company acquires one or more Restricted Subsidiaries in transactions otherwise permitted by the terms hereof, any such Restricted Subsidiary may be engaged in businesses other than those listed in this Section so long as the assets of such Restricted Subsidiaries which are used in the conduct of such other businesses do not constitute more than five percent (5%) of the consolidated total assets of the Company (inclusive of the assets of the Restricted Subsidiary so acquired).

         10.11 Covenants in Other Agreements. The Company will not and will not permit any of its Restricted Subsidiaries to become a party to or to agree that it or any of its property is bound by any agreement, indenture, mortgage, deed of trust or any other instrument ("Instruments") directly or indirectly (i) restricting any loans, advances or any other Investments to or in the Company by any of its Restricted Subsidiaries, (ii) restricting the ability of any Restricted Subsidiary to make tax payments or management fee payments to the Company, or (iii) restricting the ability or capacity of any Restricted Subsidiary to make Dividend Payments to the Company, except for (a) instruments in existence on the Effective Date and
(b) instruments entered into after the Effective Date containing restrictions not materially more restrictive than the restrictions permitted under clause (a) above.

         SECTION 11        DEFAULTS.

         11.1 Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                           (a) Payments - (i) the Company or the Guarantor fails to make any payment or prepayment of any installment of principal on the Loans or any Reimbursement Obligation payable under this Agreement or the other Loan Documents when due or (ii) the Company or the Guarantor fails to make any payment or prepayment of interest with respect to the Loans, any Reimbursement Obligation or any other fee, amount or Obligation under this Agreement or the other Loan Documents and such failure to pay continues unremedied for a period of five (5) Business Days; or

                           (b) Representations and Warranties - any representation or warranty made by any Obligor in this Agreement or in any other Loan Document or in any instrument executed in connection herewith or therewith proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including Financial Statements), certificate or data furnished or made by any Obligor (or any officer of such Obligor) under or in connection with this Agreement or any other Loan Document, including without limitation in the Disclosure Statement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                           (c) Affirmative Covenants - (i) default shall be made in the due observance or performance of any of the covenants or agreements contained in Sections 9.10 (or in Section 9.6 to the extent such default is considered an Event of Default under the other Subsections of this Section 11.1) or (ii) default is made in the due observance or performance of any of the other covenants or agreements contained in Section 9 of this Agreement or any other affirmative covenant of any Obligor contained in this Agreement or any other Loan Document and such default continues unremedied for a period of 30 days after (x) notice thereof is given by Administrative Agent to the Company or (y) such default otherwise becomes known to the Company, whichever is earlier; or

                           (d) Negative Covenants - default is made in the due observance or performance by the Company of any of the covenants or agreements contained in Section 10 of this Agreement or of any other negative covenant of any Obligor contained in this Agreement or any other Loan Document; or

                           (e) Other Obligations - default is made in the due observance or performance by the Company, the Guarantor or any of its Restricted Subsidiaries (as principal or guarantor or other surety) of any of the covenants or agreements contained in any bond, debenture, note or other evidence of Indebtedness in excess of $25,000,000 (singly or aggregating several such bonds, debentures, notes or other evidence of Indebtedness) which default gives the holder the right to accelerate the maturity of such Indebtedness, other than the Loan Documents, or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, to which it (respectively) is a party and such default is unwaived or continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such instrument or agreement; or

                           (f) Involuntary Bankruptcy or Receivership Proceedings - a receiver, conservator, liquidator or trustee of the Company, the Guarantor, any Restricted Subsidiary or of any of their property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days; or the Company, the Guarantor or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 60 days; or a petition is filed against the Company, the Guarantor or any Restricted Subsidiary under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing; or

                           (g) Voluntary Petitions or Consents - the Company, the Guarantor or any Restricted Subsidiary commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law nor or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or fails generally to, or cannot, pay its debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

                           (h) Assignments for Benefit of Creditors or Admissions of Insolvency - the Company, the Guarantor or any Restricted Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of the Company, the Guarantor, any Restricted Subsidiary or of all or any part of their property; or

                           (i)      Undischarged Judgments - judgments
         (individually or in the aggregate) for the payment of money in excess of $20,000,000 in excess of insurance coverage are rendered by any court or other governmental body against the Company or any of its Restricted Subsidiaries or the Guarantor and the Company or such Restricted Subsidiary or the Guarantor does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 60 days from the date of entry thereof, and within said period of 60 days from the date of entry thereof or such longer period during which execution of such judgment will have been stayed, the Company, such Restricted Subsidiary or the Guarantor fails to appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP; or

                           (j) Change in Control - there should occur any Change of Control.

THEREUPON: the Majority Lenders may (a) declare the Commitments terminated (whereupon the Commitments shall be terminated) and/or (b) terminate any Letter of Credit providing for such termination by sending a notice of termination as provided therein and/or (c) declare the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and all fees and all other Obligations to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including without limitation notice of acceleration and notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; provided that in the case of the occurrence of an Event of Default with respect to the Company referred to in clause (f) or (g) of this Section 11.1, the Commitments shall be automatically terminated and the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and all fees and all other Obligations payable hereunder shall be and become automatically and immediately due and payable, without notice (including but not limited to notice of intent to accelerate and notice of acceleration) and without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company and/or (d) exercise any and all other rights available to it under the Loan Documents, at law or in equity.

         11.2 Collateral Account. The Company hereby agrees, in addition to the provisions of Section 11.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Majority Lenders (through Administrative Agent), pay to Administrative Agent an amount in immediately available funds equal to the then aggregate amount available for drawings under all Letters of Credit issued for the account of the Company, which funds shall be held by Administrative Agent as Cover.

         11.3 Preservation of Security for Unmatured Reimbursement Obligations. In the event that, following (i) the occurrence of an Event of Default and the exercise of any rights available to Administrative Agent under the Loan Documents, and (ii) payment in full of the principal amount then outstanding of and the accrued interest on the Loans and Reimbursement Obligations and fees and all other Obligations payable hereunder and under any Letters of Credit shall remain outstanding and undrawn upon, Administrative Agent shall be entitled to hold (and the Company hereby grants and conveys to Administrative Agent a security interest in and to) all cash or other property ("Proceeds of Remedies") realized or arising out of the exercise by Administrative Agent of any rights available to it under the Loan Documents, at law or in equity, including, without limitation, the proceeds of any foreclosure, as collateral for the payment of any amounts due or to become due under or in respect of such Letters of Credit. Such Proceeds of Remedies shall be held for the ratable benefit of the applicable Issuers. The rights, titles, benefits, privileges, duties and obligations of Administrative Agent with respect thereto shall be governed by the terms and provisions of this Agreement. Administrative Agent may, but shall have no obligation to, invest any such Proceeds of Remedies in such manner as Administrative Agent, in the exercise of its sole discretion, deems appropriate. Such Proceeds of Remedies shall be applied to Reimbursement Obligations arising in respect of any such Letters of Credit and/or the payment of any Issuer's obligations under any such Letter of Credit when such Letter of Credit is drawn upon. The Company hereby agrees to execute and deliver to the Agents and the Lenders such security agreements, pledges or other documents as any of the Agents or any of the Lenders may, from time to time, require to perfect the pledge, lien and security interest in and to any such Proceeds of Remedies provided for in this Section 11.3.

         11.4 Right of Setoff. Upon (i) the occurrence and during the continuance of any Event of Default referred to in clauses (f), (g) or (h) of
Section 11.1, or upon (ii) the occurrence and continuance of any other Event of Default and upon the making of the notice specified in Section 11.1 to authorize the Majority Lenders to declare the Loans due and payable pursuant to the provisions of this Agreement, or if (iii) the Company or any of its Subsidiaries becomes insolvent, however evidenced, the Lenders are hereby authorized at any time and from time to time, without notice to the Company or any of its Subsidiaries (any such notice being expressly waived by the Company and its Subsidiaries), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by any Lender to or for the credit or the account of the Company against any and all of the Obligations irrespective of whether or not such Lender will have made any demand under this Agreement and although such obligations may be unmatured. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the Company pro rata in accordance with their Commitments. The Lenders agree promptly to notify the Company and Administrative Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agents and the Lenders under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agents or the Lenders may have.

         SECTION 12        AGENTS.

         12.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes each Agent to act as its agent hereunder and under the Letters of Credit and the other Loan Documents with such powers as are specifically delegated to such Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this Section 12 shall include reference to its Affiliates and its own and their Affiliates' officers, directors, employees and agents) shall not (a) have any duties or responsibilities except those expressly set forth in this Agreement, the Letters of Credit, and the other Loan Documents, or shall by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement, the Letters of Credit or any other Loan

Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, the Letters of Credit or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Letters of Credit, or any other Loan Document or any other document referred to or provided for herein or therein or any property covered thereby or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder; (c) be required to initiate or conduct any litigation or collection proceedings hereunder or under the Letters of Credit or any other Loan Document except to the extent such Agent is so requested by the Majority Lenders, or (d) be responsible for any action taken or omitted to be taken by it hereunder or under the Letters or Credit or any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, INCLUDING, WITHOUT LIMITATION, PURSUANT TO THEIR OWN NEGLIGENCE, except for its own gross negligence or willful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Without in any way limiting any of the foregoing, each Lender acknowledges that neither any Agent nor any Issuer shall have any greater responsibility in the operation of the Letters of Credit than is specified in either (i) the Uniform Customs and Practice for Documentary Credits (1993 Revision, International Chamber of Commerce Publication No. 500) and (ii) the International Standby Practices (ISP98, International Chamber of Commerce Publication No. 590). In any foreclosure proceeding concerning any collateral for the Loans, each holder of a Loan if bidding for its own account or for its own account and the accounts of other Lenders is prohibited from including in the amount of its bid an amount to be applied as a credit against Obligations owing to such Lender or the Obligations owing to the other Lenders; instead, such holder must bid in cash only; provided that this provision is for the sole benefit of the Agents and the Lenders and shall not inure to the benefit of the Company or any of its Subsidiaries. However, in any such foreclosure proceeding, Administrative Agent may (but shall not be obligated to) submit a bid for all Lenders (including itself) in the form of a credit against the Obligations of all of the Lenders, and Administrative Agent or its designee may (but shall not be obligated to) accept title to such collateral for and on behalf of all Lenders.

         12.2 Reliance by Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (which may be counsel for the Company), independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement, the Letters of Credit, or any other Loan Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions of the Majority Lenders (or, where unanimous consent is required by the terms hereof or of the other Loan Documents, all of the Lenders), and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. Pursuant to instructions of the Majority Lenders (except as otherwise provided in Section 13.4 hereof), Administrative Agent shall have the authority to execute releases of security documents on behalf of the Lenders without the joinder of any Lender. The Company and any third-party may conclusively rely upon any such release delivered by Administrative Agent without investigation as to whether such release has been approved by the Majority Lenders.


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
         12.3 Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or Reimbursement Obligations) unless it has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that Administrative Agent receives such a notice of the occurrence of a Default, Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Administrative Agent shall (subject to Section 12.7 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders and within its rights under the Loan Documents and at law or in equity, provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, permitted hereby with respect to such Default as it shall deem advisable in the best interests of the Lenders and within its rights under the Loan Documents, at law or in equity.

         12.4 Rights as a Lender. With respect to its Commitments and the Loans made and the Letter of Credit Liabilities, JPMorgan, Bank One, Fleet, BNP Paribas, Wells Fargo, Bank of America, Bank of Montreal, The Bank of Nova Scotia, and Deutsche Bank, respectively, each in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include JPMorgan, Bank One, Fleet, BNP Paribas, Wells Fargo, Bank of America, Bank of Montreal, The Bank of Nova Scotia, and Deutsche Bank, respectively, each in its individual capacity. Administrative Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust, letter of credit, agency or other business with the Company (and any of its Affiliates) as if it were not acting as Administrative Agent, and Administrative Agent may accept fees and other consideration from the Company and its Affiliates (in addition to the fees heretofore agreed to between the Company and Administrative Agent) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         12.5 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 2.2(c), Section 9.7 or Section 13.3 hereof, but without limiting the obligations of the Company under said Sections 2.2(c), 9.7 and 13.3), ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (INCLUDING, BUT NOT LIMITED TO, THE CONSEQUENCES OF THE NEGLIGENCE OF AGENT) which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, the Letters of Credit or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Sections 2.2(c), 9.7 and 13.3 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Lenders


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
under this Section 12.5 shall survive the termination of this Agreement and the repayment of the Obligations.

         12.6 Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has received current financial information with respect to the Company and its Subsidiaries and that it has, independently and without reliance on any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Each Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, the Letters of Credit or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company and its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder, under the Letters of Credit or the other Loan Documents, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company and its Subsidiaries which may come into the possession of such Agent.

         12.7 Failure to Act. Except for action expressly required of Administrative Agent hereunder, under the Letters of Credit and under the other Loan Documents, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent (subject to the consent of the Company, which consent shall not be unreasonably withheld), provided deposits with a successor Administrative Agent shall be insured by the Federal Deposit Insurance Corporation or its successor. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent (subject to the consent of the Company, which consent shall not be unreasonably withheld). Any successor Administrative Agent shall be a bank which has an office in the United States and a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations


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hereunder. A successor Administrative Agent shall promptly specify by notice to the Company and the Lenders its Principal Office referred to in Sections 3.1 and
5.1. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

         SECTION 13        MISCELLANEOUS.

         13.1 Waiver. No waiver of any Default shall be a waiver of any other Default. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

         13.2 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telegraph, telecopy (confirmed by mail), cable, mail or other writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to the Company, Administrative Agent given in accordance with this Section 13.2. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly received when transmitted by telecopier during regular business hours, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) days after deposit in the United States mails, postage prepaid, certified mail with return receipt requested (or upon actual receipt, if earlier), in each case given or addressed as aforesaid.

         13.3 Indemnification. The Company shall indemnify the Agents, the Lenders, and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject (REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE SIMPLE (BUT NOT GROSS) NEGLIGENCE OF THE PERSON INDEMNIFIED), insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by the Company of the proceeds of any extension of credit (whether a Loan or a Letter of Credit) by any Lender hereunder, (ii) breach by the Company of this Agreement or any other Loan Document, (iii) violation by the Company or any of its Subsidiaries of any Legal Requirement, including but not limited to those relating to Hazardous Substances, (iv) Liens or security interests previously or hereafter granted on any real or personal property, to the extent resulting from any Hazardous Substance located in, on or under any such property, (v) ownership by the Lenders or the Agents of any real or personal property following foreclosure, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance located in, on or under such property, including, without limitation, losses, liabilities, claims or damages which are imposed upon Persons under laws relating to or regulating Hazardous Substances solely by virtue of ownership, (vi) Lender's or Agent's being deemed an operator of any such real or personal property by a court or other regulatory or


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administrative agency or tribunal in circumstances in which neither any of the
Agents nor any of the Lenders is generally operating or generally exercising control over such property, to the extent such losses, liabilities, claims or damages arise out of or result from any Hazardous Substance located in, on or under such property, (vii) investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to any of the foregoing, and the Company shall reimburse each Agent, each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand, for any expenses (including legal fees) incurred in connection with any such investigation or proceeding or (viii) taxes (excluding income taxes and franchise taxes) payable or ruled payable by any Governmental Authority in respect of any Loan Document, together with interest and penalties, if any; provided, however, that the Company shall not have any obligations pursuant to this Section 13.3 with respect to any losses, liabilities, claims, damages or expenses (a) arising from or relating solely to events, conditions or circumstances which, as to clauses (iv), (v) or (vi) above, first came into existence or which first occurred after the date on which the Company or any of its Subsidiaries conveyed to an unrelated third party all of the Company's or the applicable Subsidiary's rights, titles and interests to the applicable real or personal property (whether by deed, deed-in-lieu, foreclosure or otherwise) other than a conveyance made in violation of any Loan Document, (b) incurred by the Person seeking indemnification by reason of the gross negligence or willful misconduct of such Person, or (c) asserted by one or more indemnified parties or stockholders thereof against one or more indemnified parties. If the Company ever disputes a good faith claim for indemnification under this Section 13.3 on the basis of the proviso set forth in the preceding sentence, the full amount of indemnification provided for shall nonetheless be paid, subject to later adjustment or reimbursement at such time (if any) as a court of competent jurisdiction enters a final judgment as to the applicability of any such exceptions or an agreement is reached with respect thereto.

         13.4 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor any consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Lenders and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) increase the Commitment of such Lender (it being understood that the waiver of any reduction in the Commitments or any mandatory repayment other than (x) the repayment of all Loans at the end of the Revolving Credit Availability Period and (y) the mandatory reductions of the Commitments provided for in Section 2.3(a) and (z) the mandatory prepayments required by the terms of
Section 3.2(b), shall not be deemed to be an increase in any Commitment) or subject the Lenders to any additional obligation; (b) reduce the principal of, or interest on, any Loan, Reimbursement Obligation or fee hereunder; (c) postpone any scheduled date fixed for any payment or mandatory prepayment of principal of, or interest on, any Loan, Reimbursement Obligation, fee or other sum to be paid hereunder; (d) change the percentage of (i) the Commitments or
(ii) the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities, which shall be required for the Lenders or any of them to take any action under this Agreement; (e) change any provision contained in Sections 2.2(c), 9.7 or 13.3 hereof or this Section 13.4 or Section 6.7 hereof, or (f) release the Guarantor, except as specifically provided for by the Guaranty Agreement. Anything in this Section 13.4 to the contrary, no amendment,


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waiver or consent shall be made with respect to Section 12 without the consent of Administrative Agent.

         13.5     Successors and Assigns.

                           (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Agents and the Lenders and their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan or Letter of Credit, or all or part of its Commitments, in which event, without limiting the foregoing, the provisions of Section 6 shall inure to the benefit of each purchaser of a participation and the pro rata treatment of payments, as described in Section 5.2, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Loans or Letters of Credit, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document other than amendments, modifications or waivers with respect to (i) any fees payable hereunder to the Lenders and (ii) the amount of principal or the rate of interest payable on, or the dates fixed for the scheduled repayment of principal of, the Loans.

                           (b) Each Lender may assign to one or more Lenders or any other Person all or a portion of its interests, rights and obligations under this Agreement, provided, however, that (i) other than in the case of an assignment to another Lender that is, at the time of such assignment, a party hereto or an Affiliate of such Lender, the Company must, unless an Event of Default has occurred and is continuing, give its prior written consent, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans or Letters of Credit of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance (as defined below) with respect to such assignment is delivered to Administrative Agent) shall in no event be less than $10,000,000 (or $5,000,000 in the case of an assignment to an Affiliate of a Lender or between Lenders) unless either (A) if Lender's Commitment is less than $10,000,000 or $5,000,000, as applicable, such amount is equal to all of such Lender's Commitment under this Agreement or (B) each of the Company and Administrative Agent otherwise consents,
         (iii) notwithstanding any other term or provision of this Agreement, unless the Company shall have otherwise consented in writing (such consent not to be unreasonably withheld), each such assignment shall be pro rata with respect to the Loans, the Letters of Credit and the Commitment of the assignor, and (iv) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance in the form of Exhibit E (each an "Assignment and Acceptance") with blanks appropriately completed, together with any note or notes subject to such assignment and a processing and recordation fee of $3,500 paid by the assignee (for which the Company shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business


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
         Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and
         (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any Lender may at any time assign all or any portion of its rights under this Agreement and the notes issued to it as collateral to a Federal Reserve Bank; provided, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

                           (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company and its Subsidiaries of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 8.6 and 9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                           (d) Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents and the Lenders may treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.


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
                           (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with any note or notes subject to such assignment, the written consent to such assignment executed by the Company and the fee payable in respect thereto, Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. If applicable, within five (5) Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to Administrative Agent in exchange for the surrendered notes new notes to the order of such assignee in an amount equal to the Commitments and/or Loans or Letters of Credit assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments and/or Loans hereunder, new notes to the order of the assigning Lender in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the respective note. Thereafter, such surrendered notes, if any, shall be marked renewed and substituted and the originals delivered to the Company (with copies, certified by the Company as true, correct and complete, to be retained by Administrative Agent).

                           (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.5, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company; provided, however, that, prior to any such disclosure, the Company shall have consented thereto, which consent shall not be unreasonably withheld, and each such assignee or participant, or proposed assignee or participant, shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of any Confidential Information (defined in Section 13.13) on terms substantially the same as those provided in Section 13.13.

                           (g) The Company will have the right to consent to any material intercreditor arrangements in connection with an assignment by any Lender of any interest, right or obligation under this Agreement which is not pro rata with respect to the Loans, the Letters of Credit and the Commitment of the assignor and the Company may deny its consent to any such arrangements which, in the reasonable judgment of the Company, would adversely affect the Company in a material respect.

                           (h) The provisions of this Section shall not apply to the assignment and pledge of a Lender's rights hereunder or under any note to any Federal Reserve Bank for collateral purposes pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that such assignment and pledge shall not relieve such Lender of any of its obligations hereunder.

         13.6 Limitation of Interest. The Company, the Agents and the Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 13.6 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Obligations. In no event shall the Company or any other Person be obligated to pay, or any Lender have any right or privilege to contract for, charge, reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of New York or the applicable laws (if any) of the United States or of any other applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Obligations at the Highest Lawful Rate. On each day, if any, that the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 13.6, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Obligation is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Company's obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

         13.7 Survival. The obligations of the Company under Sections 2.2(c), 6, 9.7 and 13.3 hereof and the obligations of the Lenders under Sections
13.6 and 13.13 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and the Letters of Credit.

         13.8 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         13.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.

         13.10 GOVERNING LAW; FORUM SELECTION; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE IN NEW YORK COUNTY, NEW YORK, WHICH SHALL BE A PROPER PLACE OF VENUE FOR SUIT ON OR IN RESPECT THEREOF. THE COMPANY IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING IN RESPECT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE DISTRICT COURTS OF NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN SUCH COUNTY (COLLECTIVELY, THE "SPECIFIED COURTS"). THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT BROUGHT IN ANY SPECIFIED COURT, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS AS PROVIDED IN THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT OR ANY LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

         13.11 WAIVER OF JURY TRIAL; PUNITIVE DAMAGES. THE COMPANY, EACH AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR

INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (II) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES; (III) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (IV) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

         13.12 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of any Loan Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby.

         13.13 Confidential Information. Each Agent and each Lender separately agrees that:

                           (a) As used herein, the term "Confidential Information" means written information about the Company or any of its Subsidiaries or the transactions contemplated herein furnished by the Company to the Agents and/or the Lenders which is specifically designated as confidential by the Company; Confidential Information, however, shall not include information which (i) was publicly known or available, or otherwise available on a non-confidential basis to any Lender, at the time of disclosure from a source other than the Company,
         (ii) subsequently becomes publicly known through no act or omission by such Lender, (iii) otherwise becomes available on a non-confidential basis to any Lender other than through disclosure by the Company or
         (iv) has been in the possession of any Lender for a period of more than two years from the date on which such information originally was furnished to such Lender by the Company, unless the Company shall have requested the Agents and the Lenders in writing, at least 30 days prior to the end of such two-year period, to maintain the confidentiality of such information for another two (2) year period (or for successive two
         (2) year periods); provided that the Company shall not unreasonably withhold its consent to a request made after the initial two (2) year period to eliminate information from "Confidential Information".

                           (b) Each Agent and each Lender agrees that it will take normal and reasonable precautions to maintain the confidentiality of any Confidential Information furnished to such Person; provided, however, that such Person may disclose Confidential Information (i) upon the Company's consent; (ii) to its auditors; (iii) when required by any Legal Requirement; (iv) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over it; (v) to such Person's and its Subsidiaries' or Affiliates' officers, directors, employees, agents, representatives and professional consultants in connection with this Agreement or administration of the Loans and Letters of Credit; (vi) as may be required or appropriate, should such Lender elect to assign or grant participations in any of the Obligations in connection with (1) the enforcement of the Obligations by any such Person under any of the Loan Documents or related agreements, or (2) any potential transfer pursuant to this Agreement of any Obligation owned by any Lender (provided any potential transferee has been approved by the Company if required by this Agreement, which approval shall not be unreasonably withheld, and has agreed in writing to be bound by substantially the same provisions regarding Confidential Information contained in this Section); (vii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or administrative proceeding;
         (viii) to any other Lender; (ix) to the extent reasonably required in connection with the exercise of any remedy hereunder or under the other Loan Documents; or (x) to correct any false or misleading information which may become public concerning such Person's relationship to the Company.

         13.14 Tax Forms. With respect to each Lender which is organized under the laws of a jurisdiction outside the United States, on the Effective Date and from time to time thereafter if requested by the Company or Administrative Agent, such Lender shall provide Administrative Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Company and Administrative Agent indicating that all payments to be made to such Lender hereunder are subject to such tax at a rate reduced by an applicable tax treaty. Unless the Company and Administrative Agent shall have received such forms or such documents indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         13.15 Entire Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      OCEAN ENERGY, INC., a Delaware corporation



                                      By: /s/ Stephen A. Thorington
                                          ----------------------------------
                                              Stephen A. Thorington
                                              Senior Vice President, Finance and
                                              Corporate Development


                                      Address for Notices:

                                      1001 Fannin, Suite 1600
                                      Houston, Texas 77002
                                      Attention: Stephen A. Thorington
                                      Phone:     (713)265-6190
                                      Fax:       (713)265-8024

                                      with a copy to:

                                      1001 Fannin, Suite 1600
                                      Houston, Texas 77002
                                      Attention: Robert K. Reeves
                                      Phone:     (713)265-6540
                                      Fax:       (713)265-8840














                               [SIGNATURE PAGE TO
                          REVOLVING CREDIT AGREEMENT]

                                            JPMORGAN CHASE BANK, as a Lender, as
                                            Administrative Agent and as Auction
                                            Administrative Agent

                                            By: /s/ Russell A. Johnson
                                               ------------------------------
                                            Name:  Russell A. Johnson
                                            Title: Vice President

                                            Address for Notices:

                                            1 Chase Manhattan Plaza, 8th Floor
                                            New York, New York 10081
                                            Attention: Ms. Debbie Rockower
                                            Phone: (212) 552-7446
                                            Fax:   (212) 552-5777

                                            with a copy to:

                                            JPMorgan Chase Bank
                                            600 Travis St., 20th Floor
                                            Houston, TX 77002
                                            Attention: Peter Licalzi
                                            Phone: (713) 216-8869
                                            Fax:   (713) 216-4117



                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                   BANK ONE, NA (MAIN OFFICE CHICAGO), as
                                   a Lender and as a Syndication Agent



                                   By:  /s/ Thomas Okamoto
                                   -------------------
                                   Name:  Thomas E. Okamoto
                                   Title: Associate Director



                                   Address for Notices:

                                   910 Travis, TX2-4375
                                   Houston, TX 77002
                                   Attention: Tom Okamoto
                                   Phone:(713)751-3548
                                   Fax:  (713)751-3982

                                   with a copy to:

                                   910 Travis, TX2-4330
                                   Houston, TX 77002
                                   Attention: Ronald L. Dierker
                                   Phone:(713)751-3733
                                   Fax:  (713)751-3544









                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        FLEET NATIONAL BANK (f/k/a BankBoston,
                                        N.A.), as a Lender and as a Syndication
                                        Agent



                                        By:     /s/ Michael Brochetti
                                            ------------------------------------
                                        Name:  Michael Brochetti
                                        Title: Vice President -- Global Energy


                                        Address for Notices:

                                        100 Federal Street
                                        Boston, MA 02110
                                        Attention: Michael Brochetti
                                        Phone: (617) 434-3017
                                        Fax:   (617) 434-3652

                                        with a copy to:

                                        100 Federal Street
                                        Boston, MA 02110
                                        Attention: Fidel Vasquez
                                        Loan Officer
                                        Phone: (617) 434-1906
                                        Fax:   (617) 434-3652




                [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                BNP PARIBAS, as a Lender and as a
                                Documentation Agent



                                By: /s/ David Dodd
                                -----------------------------
                                Name:     David Dodd
                                Title:    Director



                                By: /s/ Gabe Ellisor
                                -----------------------------
                                Name:     Gabe Ellisor
                                Title:    Vice President



                                Addresses for Notices:

                                1200 Smith Street, Suite 3100
                                Houston, TX 77002
                                Attention: Leah Evans Hughes
                                Phone: (713) 982-1126
                                Fax:   (713) 659-5303


                                with a copy to:

                                1200 Smith Street, Suite 3100
                                Houston, TX 77002
                                Attention: Candace Grayson/Sandra Nelson
                                Phone: (713) 982-1120/951-1238
                                Fax:   (713) 659-5303


                                and

                                1200 Smith Street, Suite 3100
                                Houston, TX 77002
                                Attention: David Dodd
                                Phone: (713) 982-1100
                                Fax:   (713) 659-6915






                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                       WELLS FARGO BANK TEXAS, N.A., as a
                                       Lender and as a Documentation Agent



                                       By: /s/ Paul Squires
                                          -------------------------------
                                       Name:  Paul Squires
                                       Title: Vice President

                                       Address for Notices:

                                       Wells Fargo Bank, N.A.
                                       201 Third Street, 8th Floor
                                       San Francisco, CA 94103
                                       Attention: Oscar Enriquez
                                       Phone: (415) 477-5425
                                       Fax:   (415) 979-0675

                                       with a copy to:

                                       Wells Fargo Bank (TX), N.A.
                                       Energy Dept.
                                       1000 Louisiana, 3rd Floor
                                       Houston, TX 77002
                                       Attention: Paul Squires
                                       Phone: (713) 319-1314
                                       Fax:   (713) 739-1087








                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]
                                      S-6

                                       BANK OF AMERICA, N.A., as a Lender and as a Managing Agent


                                       By: /s/ Richard L. Stein
                                          _____________________
                                          Richard L. Stein
                                          Principal


                                       Address for Notices:

                                       Bank of America, N.A.
                                       901 Main Street
                                       Dallas, TX 75202-3714
                                       Attention: Terri Y. Smith
                                       Phone: (214) 209-2141
                                       Fax:   (214) 290-8376


                                       with a copy to:

                                       Bank of America, N.A.
                                       333 Clay St., Suite 4550
                                       Houston, TX 77002
                                       Attention: Pamela K. Rodgers
                                       Phone: (713) 651-4880
                                       Fax:   (713) 651-4904




                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]
                                      S-7

                                         BANK OF MONTREAL, as a Lender and as a
                                         Managing Agent

                                         By: /s/ James V. Ducote
                                             ____________________
                                                 James V. Ducote
                                                 Director


                                         Address for Notices:

                                         115 S. LaSalle, 11th Floor
                                         Chicago, IL 60603
                                         Attention: Debra Ann Delaney
                                         Phone: (312) 750-6047
                                         Fax:   (312) 750-6061


                                         with a copy to:

                                         700 Louisiana Suite, 4400
                                         Houston, TX 77002
                                         Attention: Jim Ducote
                                         Phone: (713) 546-9760
                                         Fax:   (713) 223-0477



                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                         THE BANK OF NOVA SCOTIA, as a Lender
                                         and as a Managing Agent


                                         By: /s/ N. Bell
                                            __________________
                                         Name:  N. Bell
                                         Title: Senior Manager


                                         Address for Notices:

                                         600 Peachtree Street N.E., Suite 2700
                                         Atlanta, GA 30308
                                         Attention: Donna Gardner
                                         Phone: (404) 877-1559
                                         Fax:   (404) 888-8998


                                         with further notice to:

                                         1100 Louisiana, Suite 3000
                                         Houston, Texas 77002
                                         Attention: Greg Smith
                                         Phone: (713) 759-3440
                                         Fax:   (713) 759-2425





                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                DEUTSCHE BANK AG NEW YORK BRANCH,
                                as a Lender and as a Managing Agent


                                By:      /s/ Joel Makowsky
                                   --------------------------------
                                Name:        Joel Makowsky
                                Title:       Vice President



                                By:     /s/ David G. Dickinson, Jr.
                                   --------------------------------
                                Name:       David G. Dickinson, Jr.
                                Title:       Vice President


                                Address for Notices:

                                90 Hudson Street
                                Jersey City, NJ 07302
                                Attention: Joe Cusmai
                                Phone: (201) 593-2202
                                Fax:   (201) 593-2313

                                with a copy to:

                                31 West 52nd Street, 24th Floor
                                New York, NY 10019
                                Attention: Michael Keating, Managing Director
                                Phone: (212) 469-8538
                                Fax:   (212) 469-5711













                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]
                                      S-10

                                       THE BANK OF NEW YORK, as a Lender

                                       By: /s/ Peter W. Keller
                                       -----------------------------
                                       Name:  Peter W. Keller
                                       Title: Vice President


                                       Address for Notices:

                                       One Wall Street, 19th Floor
                                       New York, NY 10286
                                       Attention: Wynnette Williams
                                       Phone: (212)635-7921
                                       Fax:   (212)635-7923

                                       with a copy to:

                                       One Wall Street, 19th Floor
                                       New York, NY 10286
                                       Attention: Peter Keller
                                       Phone: (212)635-7861
                                       Fax:   (212)635-7923



                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                   CITIBANK, N.A., as a Lender

                                   By: /s/ Douglas A. Whiddon
                                       ----------------------
                                   Name: Douglas A. Whiddon
                                   Title: Attorney-in-Fact


                                   Address for Notices:

                                   Global Loans Support Services
                                   Two Penns Way, Suite 200
                                   New Castle, DE 19720
                                   Attn: Dennis Banfield
                                   Phone: (302) 894-6109
                                   Fax:   (302) 894-6120


                                   With a copy to:

                                   1200 Smith St., Suite 2000
                                   Houston, TX 77002
                                   Attn: Douglas Whiddon
                                   Phone: (713) 654-2908
                                   Fax:   (713) 654-2849








                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        a Lender



                                        By:  /s/ Philippe Soustra
                                            ------------------------------------
                                            Name:  Philippe Soustra
                                            Title: Senior Vice President

                                        Address for Notices:

                                        Credit Lyonnais
                                        1301 Travis Street, Suite 2100
                                        Houston, TX 77002
                                        Attention: John Grandstaff
                                        Phone: (713) 890-8617
                                        Fax:   (713) 890-8668


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                         CREDIT SUISSE FIRST BOSTON, as a Lender


                                         By:     /s/ JAMES P. MORAN
                                            --------------------------------
                                         Name:   James P. Moran
                                         Title:  Director



                                         By:     /s/ DAVID M. KOCZAN
                                            --------------------------------
                                         Name:   David M. Koczan
                                         Title:  Associate

                                         Address for Notices:

                                         11 Madison Avenue, 10th Floor
                                         New York, NY 10010-3629
                                         Attention: James Moran
                                         Phone: (212) 325-9176
                                         Fax:   (212) 325-8615

                                         with a copy to:

                                         600 Travis Street, 30th Floor
                                         Houston, TX 77002
                                         Attention:  R. Scott Brown
                                         Phone: (713) 220-6774
                                         Fax:   (713) 237-0325







                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]
                                      S-14

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as a Lender


                                    By: /s/ Stephen B. King
                                        ______________________
                                    Name: STEPHEN B. KING
                                          AUTHORIZED SIGNATORY















                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                          MERRILL LYNCH BANK USA, as a Lender



                                          By:  /s/  D. Kevin Imlay
                                              ________________________
                                          Name:     D. Kevin Imlay
                                          Title: Senior Credit Officer


                                          Address for Notices:

                                          15 W. South Temple, Suite 300
                                          Salt Lake City, UT 84101
                                          Attention: Butch Alder
                                          Phone: (801) 526-8324
                                          Fax:   (801) 531-7470

                                          with a copy to:

                                          15 W. South Temple, Suite 300
                                          Salt Lake City, UT 84101
                                          Attention: Kevin Imlay/Frank Stepan
                                          Phone: (801) 526-8310/526-8316
                                          Fax:   (801) 531-7470/359-4667














                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                          SOCIETE GENERALE, as a Lender

                          By: /s/ Spencer N. Smith
                              --------------------------
                          Name:  Spencer Smith
                          Title: Vice President

                          Address for Notices:

                          2001 Ross Avenue, Suite 4800
                          Dallas, TX 75201
                          Attention: Stacie Row
                          Phone: (214) 979-2749
                          Fax:   (214) 754-0171

                          with a copy to:

                          1111 Bagby, Suite 2020
                          Houston, TX 77002
                          Attention: Spencer Smith
                          Phone:  (713) 759-6301
                          Fax:    (713) 650-0824

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                           TORONTO DOMINION (NEW YORK), INC., as
                                           a Lender

                                           By: /s/ Susan K. Strong
                                              -----------------------------
                                           Name:  SUSAN STRONG
                                           Title: VICE PRESIDENT

                                           Address for Notices:

                                           909 Fannin Street, 17th Floor
                                           Houston, TX 77010
                                           Attention: Mark Baird
                                           Phone: (713) 653-8289
                                           Fax:   (713) 951-9921

                                           with a copy to:

                                           --------------------------------

                                           --------------------------------

                                           --------------------------------


                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                          THE BANK OF TOKYO-MITSUBISHI, LTD., as
                                          a Lender

                                          By: /s/ Kelton Glasscock
                                              ----------------------------
                                               Kelton Glasscock
                                               Vice President and Manager

                                          Address for Notices:

                                          1100 Louisiana Street, Suite 2800
                                          Houston, TX 77002-5216
                                          Attention: Joan Stanton
                                          Phone: (713) 655-3824
                                          Fax:   (713) 655-3855

                                          with a copy to:





                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]
                                      S-19

                                            THE ROYAL BANK OF SCOTLAND PLC, as a
                                            Lender

                                            By:  /s/ Keith Johnson
                                               ---------------------------------
                                            Name:   KEITH JOHNSON
                                            Title:  Senior Vice President


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            Address for Notices:


                                            600 Travis Street, Suite 6070
                                            Houston, TX 77002
                                            Attention: Paul McDonagh/Iris Munoz
                                            Phone: (713) 221-2436/221-2409
                                            Fax:   (713) 221-2430


                                            with a copy to:


                                            101 Park Avenue, 12th Floor
                                            New York, NY 10178
                                            Attention: Sheila Shaw/Juanita Baird
                                            Phone: (212) 401-1406/1420
                                            Fax:   (212) 401-1494












                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        U.S. BANK NATIONAL ASSOCIATION, as a
                                        Lender


                                        By:    /s/ Monte E. Deckerd
                                           --------------------------------
                                              Monte E. Deckerd
                                              Vice President



                                        Address for Notices:

                                        918 17th Street, DNCOBB3E
                                        Denver, CO 80202
                                        Attention: Monte E. Deckerd
                                        Phone: (303) 585-4212
                                        Fax:   (303) 585-4362


                                        with a copy to:

                                        555 SW Oak, PL0631
                                        Portland, OR 97208
                                        Attention: Suzanne Patton
                                        Phone: (503) 275-3191
                                        Fax:   (303) 275-8181







                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                        SOUTHWEST BANK OF TEXAS, N.A., as a
                                        Lender


                                        By:    /s/ Ken Batson
                                           --------------------------------
                                        Name:  Ken Batson
                                        Title: Assistant Vice President



                                        Address for Notices:

                                        4400 Post Oak Parkway
                                        Houston, TX 77027
                                        Attention: Ann Greer
                                        Phone: (713) 232-1792
                                        Fax:   (713) 439-5954


                                        with a copy to:

                                        4400 Post Oak Parkway
                                        Houston, TX 77027
                                        Attention: Ken Batson
                                        Phone: (713) 232-1247
                                        Fax:   (713) 232-1357







                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                    Exhibit A

                            Unrestricted Subsidiaries


Havre Pipeline Company, LLC
Lion GPL, S.A.
Ocean Energy (Argentina), Inc.
Ocean Pakistan, Ltd.
Ocean Yemen Corporation
Texneft Inc.
Thousand Oaks Development Corp. J.V.


                                                                     Exhibit A-1

                                    Exhibit B

                     Form of Request for Extension of Credit

                         [OCEAN ENERGY, INC. LETTERHEAD]

                         REQUEST FOR EXTENSION OF CREDIT

                             ________________, _____



JPMorgan Chase Bank,
as Administrative Agent
1 Chase Manhattan Plaza, 8th Floor
New York, New York 10081
Attention:        Agent Services


Gentlemen:

The undersigned hereby certifies that he is the_________________________ of OCEAN ENERGY, INC., a Delaware corporation (the "Company"), and that as such he is authorized to execute this Request for Extension of Credit (the "Request") on behalf of the Company pursuant to the Revolving Credit Agreement (as it may be amended, supplemented or restated from time to time, the "Agreement") dated as of May 31, 2002, among the Company, you, as Administrative Agent and the other Agents and Lenders therein named. The Loan being requested hereby is to be in the amount set forth in (b) below and is requested to be made on ________________, _______, which is a Business Day. The Loan is to be (check one) [___] a Eurodollar Loan [___] an Alternate Base Rate Loan. If the Loan is to be a Eurodollar Loan, the Interest Period is to be (check one) [__] 1, [__] 2, [__] 3 or [__] 6 months. On behalf of the Company, the undersigned further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified herein):

         (a)      As of the date hereof:

                  (1) The Facility Amount [COMPLETE WITH THE AGGREGATE COMMITMENTS) is: $__________

                  (2) Aggregate outstanding amount of Revolving Credit Obligations is: $__________

                  (3) Amount currently available under the Agreement (the amount in (a)(1) above minus the amount in (a)(2) above) is: $__________

                                                                     Exhibit B-1

         (b) If and only if the amount shown in Line (a)(3) above is positive, the Company hereby requests under this Request a Loan in the amount of $__________ (which is no more than the positive amount set forth in Line (a)(3) above).

         (c) Except for the facts heretofore disclosed to Administrative Agent in writing, which facts (I) are not materially more adverse to the Company and its Subsidiaries or any other Obligor, (II) do not materially decrease the ability of the Lenders to collect the Obligations as and when due and payable and (III) do not materially increase the liability of any Agent or any of the Lenders, in each case compared to those facts existing on the Effective Date and the material details of which have been set forth in the Financial Statements delivered to Administrative Agent prior to the Effective Date or in the Disclosure Statement, and except for the representations set forth in the Loan Documents which, by their terms, are expressly (or by means of similar phrasing) made as of the date of the Agreement, only, the representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

         (d) The interest rate and Interest Period selected above comply with all applicable provisions of the Agreement.

         (e)      No Default has occurred and is continuing.

         (f) No event or condition shall have occurred since December 31, 2001, which is reasonably expected to result in a Material Adverse Effect.

[ITEMS (c), (d) AND (f) ABOVE MAY BE OMITTED AT THE DISCRETION OF THE COMPANY IF APPROPRIATE IN THE CASE OF THE CONVERSION OF COMPETITIVE LOAN OR A EURODOLLAR LOAN TO AN ALTERNATE BASE RATE LOAN. IN THE EVENT OF THE OCCURRENCE AND CONTINUATION OF A DEFAULT, ITEM (e) MAY BE REPLACED WITH A STATEMENT REGARDING THE EXISTENCE OF SUCH DEFAULT.]

         Thank you for your attention to this matter.

                                   Very truly yours,

                   OCEAN ENERGY, INC., a Delaware corporation

                                   By:
                                      ________________________________________
                                   Name:
                                   Title:


                                                                     Exhibit B-2

                                    Exhibit C

                          Subsidiaries (with Addresses)

Big Sky Gas Marketing Corporation
Energy Arrow Exploration, L.L.C.
GAJH 1989 Limited Partnership
Global Natural Resources Inc.
Havre Pipeline Company, LLC
Lion GPL, S.A.
Ocean Angola Corporation
Ocean Brazil Santos Limitada
Ocean (C1-01) Corporation
Ocean (C1-02) Corporation
Ocean (C1-105), Ltd.
Ocean (Cote D'Ivoire) CI-104 Ltd
Ocean (Cote D'Ivoire) CI-12 Ltd.
Ocean (Cote D'Ivoire) Ltd.
Ocean East Zeit Petroleum Ltd.
Ocean (Egypt) East Beni Suef, Ltd.
Ocean Egypt Holdings, Ltd.
Ocean (Egypt) Ltd.
Ocean Energy (Argentina), Inc.
Ocean Energy, Inc. (a Louisiana corporation)
Ocean Energy International, LLC
Ocean Energy Limitada
Ocean Energy Nigeria Limited
Ocean Equatorial Guinea Corporation
Ocean Field Services Company
Ocean International Holdings, Ltd.
Ocean International, Ltd.
Ocean Offshore, Ltd.
Ocean Pakistan, Ltd.
Ocean Permian, LLC
Ocean SE Gulf of Suez, Ltd.
Ocean SW Gebel El-Zeit, Ltd.
Ocean WAG Petroleum Ltd.
Ocean Yemen Corporation
Orion 1981 Drilling Fund Ltd.
Seagull Marketing Services, Inc.
Seagull Pipeline & Marketing Company
Seagull Series 1995 LLC
Seagull Series 1995 Trust
Texneft Inc.
Thousand Oaks Development Corp. J.V.

                                                                    Exhibit C-1

Thousand Oaks Development Corporation
UMC Colorado LLC (a Colorado limited liability company)

         In each case (unless otherwise noted), the address for notice is:

         c/o Ocean Energy, Inc.
         1001 Fannin, Suite 1600
         Houston, Texas  77002


                                                                     Exhibit C-2

                                    Exhibit D

                                     Form of

                             Compliance Certificate

         The undersigned, the ___________________ of OCEAN ENERGY, INC., a Delaware corporation (the "Company"), hereby certifies that he is authorized to execute this certificate on behalf of the Company, pursuant to the Revolving Credit Agreement (the "Credit Agreement") dated as of May 31 2002, among the Company, JPMorgan Chase Bank, as Administrative Agent and the other Agents and Lenders therein named, as the same may be amended from time to time; and that a review of the Company and its Subsidiaries has been made under his supervision with a view to determining whether the Company and its Subsidiaries have fulfilled all of their respective obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement); and on behalf of the Company further certifies, represents and warrants that to his knowledge, after due inquiry (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

As of ________________, ______:

                  (a) The Company and its Subsidiaries have fulfilled their respective obligations under the Credit Agreement and the other Loan Documents as each applies after giving effect to any amendments, consents and/or waivers that may be in effect from time to time.

                  (b) Except for the facts heretofore disclosed to Administrative Agent under the Credit Agreement in writing, which facts
         (I) are not materially more adverse to the Company and its Subsidiaries or any other Obligor, (II) do not materially decrease the ability of any Agent or any of the Lenders to collect the Obligations as and when due and payable and (III) do not materially increase the liability of the Agents or any of the Lenders, in each case compared to those facts existing on the Effective Date and the material details of which have been set forth in the Financial Statements delivered to Administrative Agent under the Credit Agreement prior to the Effective Date or in the Disclosure Statements provided for in the Credit Agreement, and except for the representations set forth in the Loan Documents which, by their terms, are expressly (or by means of similar phrasing) made as of the date of the Credit Agreement, only, the representations and warranties made in each Loan Document are true and correct in all material respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

                  (c) The Financial Statements delivered to Administrative Agent under the Credit Agreement concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present, in all material respects, the consolidated financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of quarterly Financial Statements, to normal changes resulting from year-end adjustments).


                                                                     Exhibit D-1

                  (d) No Default has occurred and is continuing. In this regard the compliance with the provisions of Sections 10.7 and 10.9 of the Credit Agreement is as follows:

(i)      SECTION 10.7 OF THE CREDIT AGREEMENT - TOTAL LEVERAGE RATIO

         Total Debt                                                                     (1)    $__________

         EBITDAX                                                                        (2)    $__________

         Total Leverage Ratio (1)/(2)                                                             ________

                  NOTE: MUST BE NO GREATER THAN 3.50 TO 1.00.

(iii)    SECTION 10.9 OF THE CREDIT AGREEMENT - MINIMUM CONSOLIDATED NET WORTH

         Preferred stock (if any), par value of common stock, capital in excess of par value of common stock and retained earnings
         of Company and its Restricted Subsidiaries                                     (1)  $__________

         Less treasury stock (if any), goodwill, cost in excess of fair value of net assets acquired and all other assets that are properly classified
         as intangible assets of Company and its Restricted Subsidiaries                (2)  $__________

         Plus the amount of noncash write downs of long-lived
         assets in compliance with GAAP or SEC guidelines                               (3)  $__________

         Plus or minus, as appropriate, any extraordinary or non-recurring net gains or losses together with any related provision for taxes on such gain or loss, realized in connection with any extraordinary or
         nonrecurring gains or losses                                                   (4) $__________

         Plus or minus, as appropriate, foreign currency translation
         adjustments applicable to Company and its Restricted Subsidiaries              (5)  $__________

                  Consolidated Net Worth [(1) - (2) + (3) +/- (4) +/- (5)]                   $__________

         Consolidated Net Worth Requirement Initial Amount                              (i) $1,075,000,000

         Plus 50% of the sum of Company's and its Restricted Subsidiaries
         consolidated net income for each fiscal quarter beginning with the
         calendar quarter ending June 30, 2002                                          (ii) $__________

         Plus 50% of the net cash proceeds received by the Company and its
         Restricted Subsidiaries from the issuance of any common stock, preferred stock or other equity for each fiscal quarter beginning
         with the calendar quarter ending June 30, 2002                                 (iii) $__________


                                                                     Exhibit D-2

                  Total CNW Requirement [(i) + (ii) + (iii)]                             $__________


                  NOTE: CONSOLIDATED NET WORTH MUST BE EQUAL TO OR GREATER THAN THE TOTAL CNW REQUIREMENT

         (f) There has occurred no Material Adverse Effect since the date of the most recent Financial Statements delivered to the Lenders.

DATED as of ____________________, ____.


                                     OCEAN ENERGY, INC.



                   By: ______________________________________

                                     Name:

                                     Title:


                                                                     Exhibit D-3

                                    Exhibit E

                                     Form of

                            Assignment and Acceptance

                          Dated: _______________, _____



         Reference is made to the Revolving Credit Agreement dated as of May 31, 2002 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among OCEAN ENERGY, INC., a Delaware corporation (the "Company"), JPMorgan Chase Bank as administrative agent ("Administrative Agent"), and the other Agents and Lenders therein named. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting those, and only those, credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities," individually, an "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule I.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or the performance or observance by the Company or its Subsidiaries of any of its respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) if applicable, attaches the note(s) held by it evidencing the Assigned Facility or Facilities, as the case may be, and requests that Administrative Agent exchange such note(s) for a new note or notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility or Facilities) and a new note or notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is a permitted assignee under Section 13.5 of the

                                                                     Exhibit E-1

Credit Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 8.6, or if later, the most recent financial statements delivered pursuant to Section 9.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the each Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty; and (vii) has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Administrative Agent for acceptance by it and the Company and recording by Administrative Agent pursuant to Section 13.5(e) of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by Administrative Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

         5. Upon such acceptance and recording, from and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.


                                                                     Exhibit E-2

                     Schedule I to Assignment and Acceptance


Legal Name of Assignor:
                       --------------------------------------------------------

Legal Name of Assignee:
                       --------------------------------------------------------

Effective Date of Assignment:               ,
                             ---------------  ------


||

                                                    Principal                       Percentage Assigned of Each
                                                   Amount (or,                   Facility (to at least 8 decimals)
                                                  with respect                  (Shown as a percentage of aggregate
                                                  to Letters of                 original principal amount [or, with
            Assigned                              Credit, face                    respect to Letters Credit, face
           Facilities                           amount) Assigned                       amount] of all Lenders
           ----------                           ----------------                -------------------------------------
Committed Loans:                                $                                                 %
Letter of Credit                                $                                                 %
participation interests:
Competitive Loans:                              $

||

Accepted:

JP MORGAN CHASE BANK,                       -----------------------------------
 as Administrative Agent                     as Assignor


By:                                          By:
   ------------------------                    --------------------------------
Name:                                          Name:
Title:                                         Title:


OCEAN ENERGY, INC.
                                            -----------------------------------
                                            as Assignee

By:                                         By:
   --------------------------                   ------------------------------
Name:                                           Name:
Title:                                          Title:

                                                                      Schedule I

                                    Exhibit F

                                     Form of

                             Competitive Bid Request

                             ---------------, -----



JPMorgan Chase Bank,
as Auction Administrative Agent
1 Chase Manhattan Plaza, 8th Floor
New York, New York 10081
Attention:        Agent Services


Dear Sirs:

         Reference is made to the Revolving Credit Agreement dated as of May 31, 2002, as modified and amended (the "Credit Agreement"), among the undersigned, JPMORGAN CHASE BANK, as Administrative Agent, and the other Agents and Lenders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The undersigned hereby gives you notice pursuant to Section 2.9 of the Credit Agreement that it requests a Competitive Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Loan is requested to be made:

(A)      Borrowing Date of Competitive Loan
         (which is a Business Day)
                                                         ---------------------

(B)      Principal Amount of Competitive Loan(1)
                                                         ---------------------

(C)      Interest Period and the last day thereof(2)
                                                         ---------------------


         By each of the delivery of this Request for Competitive Bids and the acceptance of any or all of the Loans offered by the Lenders in response to this Competitive Bid Request, the undersigned represents and warrants that the applicable conditions to lending specified in the Credit Agreement have been satisfied with respect to the Competitive Loan requested hereby.


----------------

(1) Not less than $25,000,000 or greater than the unused Total Commitment and in integral multiples of $5,000,000.

(2) Which, subject to the Credit Agreement, shall have a duration of not less than seven calendar days nor more than 180 calendar days, and which shall end not later than the Revolving Credit Termination Date.



                                                                     Exhibit F-1

                                            Very truly yours,

                                            OCEAN ENERGY, INC.



                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


                                                                     Exhibit F-2

                                    Exhibit G

                                     Form of

                  Notice to Lenders of Competitive Bid Request



[Name of Lender]
[Address of Lender]

Attention:____________________                        __________________, _____

Dear Sirs:

Reference is made to the Revolving Credit Agreement dated as of May 31, 2002, as modified and amended (the "Credit Agreement"), among OCEAN ENERGY, INC. (the "Company"), JPMORGAN CHASE BANK, as Administrative Agent, and the other Agents and Lenders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The Company delivered a Request for Competitive Bid by [Date] /Time].(1) Your Competitive Bid must comply with Section 2.9 of the Credit Agreement and the terms set forth below on which the Notice of Competitive Loan was made:

(A)      Date of Competitive Loan                   ____________________________


(B)      Principal Amount of Competitive Loan       ____________________________


(C)      Interest Period and the last day thereof   ____________________________


                                        Very truly yours,

                         JPMORGAN CHASE BANK, as Auction
                                        Administrative Agent


                                        By: _______________________
                                        Name:
                                        Title:


(1) The Competitive Bid must be received by Auction Administrative Agent not later than 11:00 a.m., Houston, Texas time, four Business Days before the date of the proposed Competitive Loan.


                                                                     Exhibit G-1

                                    Exhibit H

                                     Form of

                                 Competitive Bid




JPMorgan Chase Bank,
as Auction Administrative Agent
1 Chase Manhattan Plaza, 8th Floor
New York, New York 10081
Attention: Agent Services                                __________, ______

Dear Sirs:

         The undersigned, [Name of Lender], referred to in the Revolving Credit Agreement dated as of May 31, 2002, as modified and amended (the "Credit Agreement"), among OCEAN ENERGY, INC. (the "Company"), JPMORGAN CHASE BANK, as Administrative Agent, and the other Agents and Lenders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The undersigned hereby makes a Competitive Bid pursuant to Section 2.9 ss of the Credit Agreement, in response to the Request for Competitive Bids (the "Competitive Bid Request") made by the Company on _______________, _____, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)      Principal Amount(1)                             _____________________


(B)      Competitive Bid Rate(2)                         _____________________


(C)      Interest Period and the last day thereof(3)     _____________________


         The undersigned hereby confirms that it is prepared to extend credit to the Company upon acceptance by the Company of this bid in accordance with
Section 2.9 of the Credit Agreement.

------------
(1) Not less than $25,000,000 or greater than the available Total Commitment and in integral multiples of $5,000,000. Multiple bids will be accepted by the Auction Administrative Agent.

(2) Expressed as a percentage.

(3) The Interest Period must be the Interest Period specified in the Competitive Bid Request.


                                                                     Exhibit H-1

                                                     Very truly yours,

                                                     [NAME OF LENDER]



                                                     By: _______________________
                                      Name:
                                     Title:


                                                                     Exhibit H-2

                                    Exhibit I

                                     Form of

                  Competitive Bid Administrative Questionnaire

                                 Primary Contact
                              Competitive Auctions



Lender Name:
            ------------------------------------------------------------------
Address:
        ----------------------------------------------------------------------

Primary Contact:
                --------------------------------------------------------------
Title:
      ------------------------------------------------------------------------
Department:
           -------------------------------------------------------------------
Telephone Number:
                 -------------------------------------------------------------
Telecopier Number:
                  ------------------------------------------------------------


                                Alternate Contact
                              Competitive Auctions



Alternate Contact:
                  ------------------------------------------------------------
Title:
      ------------------------------------------------------------------------
Department:
           -------------------------------------------------------------------
Telephone Number:
                 -------------------------------------------------------------
Telecopier Number:
                  ------------------------------------------------------------



                                                                     Exhibit I-1

                                    Exhibit J

                          Continuing Letters of Credit


1.       Issuer:           JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)
         Beneficiary:      Insurance Company of North America (CIGNA/ACE)
         L/C No.:          P259686
         Amount:           $25,000.00
         Date of Issue:    05/14/91
         Expiration:       01/30/03

2.       Issuer:           JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)
         Beneficiary:      American Home Assurance Co. + 3 other insurance companies
         L/C No.:          P753484
         Amount:           $998,000
         Date of Issue:    02/18/94
         Expiration:       01/30/03

3.       Issuer:           JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)
         Beneficiary:      American Home Assurance Co. + 3 other insurance companies
         L/C No.:          P770604
         Amount:           $362,000.00
         Date of Issue:    01/03/95
         Expiration:       12/01/03

4.       Issuer:           JPMorgan Chase Bank (formerly known as Chase Bank of Texas,
                           National Association)
         Beneficiary:      National Union Fire Insurance
         L/C No.:          D299353
         Amount:           $600,000.00
         Date of Issue:    03/29/00
         Expiration:       03/21/03

5.       Issuer:           JPMorgan Chase Bank (formerly known as Chase Bank of Texas,
                           National Association)
         Beneficiary:      National Union Fire Insurance
         L/C No.:          D213486
         Amount:           $350,000.00
         Date of Issue:    05/09/01
         Expiration:       05/08/02

6.       Issuer:           Bank of America, N.A. (formerly known as Nations)
         Beneficiary:      Hambros Trust Company (Jersey) Ltd.
         L/C No.:          913560
         Amount:           $16,087,713.71


                                                                     Exhibit J-1

         Date of Issue:    08/10/93
         Expiration:       08/11/02

7.       Issuer:           JPMorgan Chase Bank (formerly known as Chase Bank of Texas,
                           National Association)
         Beneficiary:      Sociedade Nacional de Combustiveis de Angola
         L/C No.:          D287153
         Amount:           $5,625,000.00
         Date of Issue:    05/03/99
         Expiration:       07/15/03

8.       Issuer:           JPMorgan Chase Bank (formerly known as Chase Bank of Texas,
                           National Association)
         Beneficiary:      Sociedade Nacional de Combustiveis de Angola
         L/C No.:          D286640
         Amount:           $5,000,000.00
         Date of Issue:    07/01/99
         Expiration:       02/01/03

9.       Issuer:           JPMorgan Chase Bank (formerly known as Chase Bank of Texas,
                           National Association)
         Beneficiary:      Agencia Nacional do Petroleo
         L/C No.:          D216621
         Amount:           $1,300,000.00
         Date of Issue:    08/14/01
         Expiration:       03/30/05

10.      Issuer:           JPMorgan Chase Bank (formerly known as Chase Bank of Texas,
                           National Association)
         Beneficiary:      Agencia Nacional do Petroleo
         L/C No.:          D216598
         Amount:           $500,000.00
         Date of Issue:    08/14/01
         Expiration:       03/30/05

                                                                     Exhibit J-2

                                   Exhibit K
                                   [Form of]



                               GUARANTY AGREEMENT

                                  by and among

                               OCEAN ENERGY, INC.,
                                  as Guarantor,

                              JPMORGAN CHASE BANK,
                           as Administrative Agent and
                        as Auction Administrative Agent,

                                  BANK ONE, NA,
                                       and
                              FLEET NATIONAL BANK,
                             as Syndication Agents,

                                  BNP PARIBAS,
                                       and
                          WELLS FARGO BANK TEXAS, N.A.,
                            as Documentation Agents,

                             BANK OF AMERICA, N.A.,
                                BANK OF MONTREAL,
                             THE BANK OF NOVA SCOTIA

                                       and

                        DEUTSCHE BANK AG NEW YORK BRANCH,
                               as Managing Agents,



                            Dated as of May 31, 2002

                                TABLE OF CONTENTS

                                 ARTICLE I
                    DEFINITIONS AND ACCOUNTING MATTERS

Section 1.1    Terms Defined in Recitals......................................................................   1
Section 1.2    Certain Definitions............................................................................   1
Section 1.3    Credit Agreement Definitions...................................................................   2

                                ARTICLE II
                                 GUARANTY
Section 2.1    Obligations Guaranteed.........................................................................   2
Section 2.2    Nature of Guaranty.............................................................................   2
Section 2.3    Lenders' Rights................................................................................   2
Section 2.4    Guarantor's Waivers............................................................................   3
Section 2.5    Maturity of Obligations; Payment...............................................................   3
Section 2.6    Lenders' Expenses..............................................................................   3
Section 2.7    Obligation.....................................................................................   3
Section 2.8    Events and Circumstances Not Reducing or Discharging the Guarantor's Obligations...............   3
Section 2.9    Limitations on Obligation of the Guarantor Hereunder...........................................   5
Section 2.10            Subrogation...........................................................................   5

                                ARTICLE III
                 REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 3.1    Representations and Warranties.................................................................   6
Section 3.2    Covenants......................................................................................   7

                                ARTICLE IV
                       SUBORDINATION OF INDEBTEDNESS
Section 4.1    Subordination of all Guarantor Claims..........................................................   7
Section 4.2    Claims in Bankruptcy...........................................................................   7
Section 4.3    Payments Held in Trust.........................................................................   8
Section 4.4    Liens Subordinate..............................................................................   8
Section 4.5    Notation of Records............................................................................   8

                                 ARTICLE V
                               MISCELLANEOUS
Section 5.1    Successors and Assigns.........................................................................   8
Section 5.2    Notices........................................................................................   9
Section 5.3    Authority of Administrative Agent..............................................................   9
Section 5.4    CONSTRUCTION...................................................................................   9
Section 5.5    Survival of Obligations........................................................................  10
Section 5.6    Interest.......................................................................................  10

                              GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT dated as of May 31, 2002 is by Ocean Energy, Inc., a corporation duly organized and validly existing under the laws of the state of Louisiana (the "Guarantor"), in favor of each of the financial institutions that is now or hereafter a party to the Credit Agreement (as defined below) as a "Lender" (individually, a "Lender" and, collectively, the "Lenders"), JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent") and auction administrative agent (in such capacity, the "Auction Administrative Agent"), Bank One, NA and Fleet National Bank, as syndication agents (in such capacity, the "Syndication Agents"), BNP Paribas and Wells Fargo Bank Texas, N.A., as documentation agents (in such capacity, the "Documentation Agents"), Bank of America, N.A., Bank of Montreal, The Bank of Nova Scotia, and Deutsche Bank AG New York Branch, as managing agents (in such capacity, the "Managing Agents").

                                    Recitals

         A. Ocean Energy, Inc., a Delaware corporation (the "Company"), the Administrative Agent, the Syndication Agents, the Documentation Agents, the Managing Agents and the Auction Administrative Agent (collectively the "Agents") and the Lenders have executed that certain Revolving Credit Agreement dated as of even date herewith (such credit agreement, as amended, the "Credit Agreement").

         B. One of the terms and conditions stated in the Credit Agreement for the making of the Loans and extensions of credit described in the Credit Agreement is the execution and delivery to the Agents and the Lenders of this Guaranty Agreement.

         C. NOW, THEREFORE, (i) in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce the Lenders to enter into the Credit Agreement and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.1 Terms Defined in Recitals. As used in this Guaranty Agreement, the terms defined in the Recitals shall have the meanings indicated in the Recitals.

         Section 1.2 Certain Definitions. As used in this Guaranty Agreement, including the Recitals, the following terms shall have the following meanings, unless the context otherwise requires:

         "Guarantor Claims" shall have the meaning indicated in Section 4.1.

         "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.

         "Obligations" shall mean: (a) the payment and performance of all present and future "Obligations" (as defined in the Credit Agreement) and any other obligations and liabilities of the Company to the Agents and the Lenders under the Credit Agreement, including but not limited to, the full and punctual payment of the Loans and any and all promissory notes given in connection with the Credit Agreement, or in modification, renewal, extension or rearrangement thereof in whole or in part;
(b) all obligations of the Guarantor under this Guaranty Agreement; and (c) all interest (whether pre- or post- petition), charges, expenses, reasonable attorneys' or other fees and any other sums payable to the Agents and the Lenders in connection with the execution, administration or enforcement of any of their rights and remedies hereunder or any other Loan Document.

Section 1.3 Credit Agreement Definitions. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein.

                                   ARTICLE II
                                    GUARANTY

         Section 2.1 Obligations Guaranteed. The Guarantor hereby irrevocably and unconditionally guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of the Obligations.

         Section 2.2 Nature of Guaranty. This guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Obligations or any extension of credit already or hereafter contracted by or extended to the Company need be given to the Guarantor. This guaranty may not be revoked by the Guarantor and shall continue to be effective with respect to debt under the Obligations arising or created after any attempted revocation by the Guarantor and shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Obligations may be outstanding. The Company, the Agents and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Obligations and the Agents and the Lenders may waive any Defaults or Events of Default without notice to the Guarantor and in such event the Guarantor will remain fully bound hereunder on the Obligations. Subject to the terms of the Credit Agreement, this Guaranty Agreement may be enforced by the Agents and/or the Lenders and any subsequent holder of the Obligations and shall not be discharged by the assignment or negotiation of all or part of the Obligations. The Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Event of Default, notice of intent to accelerate the maturity and notice of acceleration of the maturity and any other notice in connection with the Obligations, and also notice of acceptance of this Guaranty Agreement, acceptance on the part of the Agents and the Lenders being conclusively presumed by their request for this Guaranty Agreement and delivery of the same to the Administrative Agent.

         Section 2.3 Lenders' Rights. Subject to the terms of the Credit Agreement, the Guarantor authorizes the Lenders (or the Administrative Agent on behalf of the Lenders), without notice or demand and without affecting the Guarantor's obligation hereunder, to take and hold agreed-upon security for the payment of the Obligations, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Agents and the Lenders in their discretion may determine; and to obtain a guaranty of the Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

         Section 2.4 Guarantor's Waivers. The Guarantor waives any right to require the Agents and the Lenders to (a) proceed against the Company or any other Person liable on the Obligations, (b) enforce their rights against any other guarantor of the Obligations, (c) proceed or enforce their rights against or exhaust any security given to secure the Obligations, (d) have the Company joined with the Guarantor in any suit arising out of this Guaranty Agreement and/or the Obligations or (e) pursue any other remedy whatsoever. Neither the Agents nor the Lenders shall be required to mitigate damages or take any action to reduce, collect or enforce the Obligations. The Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Company or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether the Company or any other guarantor be found not liable thereon for any reason.

         Section 2.5 Maturity of Obligations; Payment. The Guarantor agrees that if the maturity of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement without demand or notice to the Guarantor. The Guarantor will, forthwith upon notice from the Administrative Agent of the Company's failure to pay the Obligations at maturity, pay to the Administrative Agent for the benefit of the Agents and the Lenders at the Administrative Agent's Principal Office, the amount due and unpaid by the Company and guaranteed hereby. The failure of the Administrative Agent to give this notice shall not in any way release the Guarantor hereunder.

         Section 2.6 Lenders' Expenses. If the Guarantor fails to pay the Obligations after notice from the Administrative Agent of the Company's failure to pay any Obligations at maturity (whether by acceleration or otherwise), and if the Agents or the Lenders obtain the services of an attorney for collection of amounts owing by the Guarantor hereunder, or obtain advice of counsel in respect of any of their rights under this Guaranty Agreement, or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, receivership or other judicial proceedings for the establishment or collection of any amount owing by the Guarantor hereunder, or if any amount owing by the Guarantor hereunder is collected through such proceedings, the Guarantor agrees to pay to the Administrative Agent at its Principal Office the reasonable attorneys' fees of the Agents and the Lenders.

         Section 2.7 Obligation. It is expressly agreed that the obligation of the Guarantor for the payment of the Obligations guaranteed hereby shall be primary and not secondary.

         Section 2.8 Events and Circumstances Not Reducing or Discharging the Guarantor's Obligations. The Guarantor hereby consents and agrees, to each of the following to the fullest extent permitted by law, that its obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which it might otherwise have as a result of or in connection with any of the following:

                  (a) Modifications, etc. any renewal, extension, modification, or increase in the amount of the Commitments as in effect on the date hereof, decrease, alteration or rearrangement of all or any part of the Obligations, any Loan Document or any instrument executed in connection therewith, or any contract or understanding between the Company, any Agent and/or the Lenders, or any other Person, pertaining to the Obligations;

                  (b) Adjustment, etc. any adjustment, indulgence, forbearance or compromise that might be granted or given by the Agents or the Lenders to the Company, the Guarantor or any Person liable on the Obligations;

                  (c) Condition of the Company or the Guarantor. the insolvency, bankruptcy, arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company or the Guarantor or any other Person at any time liable for the payment of all or part of the Obligations; or any sale, lease or transfer of any or all of the assets of the Company or the Guarantor, or any changes in the shareholders of the Company or the Guarantor;

                  (d) Invalidity of Obligations. the invalidity, illegality or unenforceability of all or any part of the Obligations or any Loan Document for any reason whatsoever, including without limitation the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing any Loan Document or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, the Company has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from the Company, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any Loan Document) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other Loan Documents have been forged or otherwise are irregular or not genuine or authentic;

                  (e) Release of Obligors. any full or partial release of the obligation of the Company on the Obligations or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and the Guarantor has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties other than the Company will be liable to perform the Obligations, or that the Agents and the Lenders will look to other parties to perform the Obligations;

                  (f) Security. the taking or accepting of any security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

                  (g) Release of Collateral, etc. any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

                  (h) Care and Diligence. the failure of any Agent or any Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

                  (i) Status of Liens. the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations;

                  (j) Payments Rescinded. any payment by the Company to any Agent or Lender is held to constitute a preference under the bankruptcy laws, or for any reason an Agent or Lender is required to refund such payment or pay such amount to the Company or someone else; or

                  (k) Other Actions Taken or Omitted. any other action taken or omitted to be taken with respect to the Credit Agreement or the other Loan Documents, the Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.

         Section 2.9 Limitations on Obligation of the Guarantor Hereunder. The parties hereto (i) intend that the obligation of the Guarantor hereunder be limited to the maximum amount that would not result in the obligation created hereby being avoidable under Section 548 of the Federal Bankruptcy Code (11 U.S.C. Section 548; hereinafter "Section 548") or other applicable state fraudulent conveyance or transfer law and (ii) agree that this Guaranty Agreement shall be so construed. Accordingly, the obligation of the Guarantor hereunder is limited to an amount that is the greater of (x) the "reasonably equivalent value" or "fair consideration" received by the Guarantor in exchange for the obligation incurred hereunder, within the meaning of Section 548, as amended, or any applicable state fraudulent conveyance or transfer law, as amended, or (y) the lesser of (1) the maximum amount that will not render the Guarantor insolvent or (2) the maximum amount that will not leave the Guarantor with any Property deemed an unreasonably small capital. Clauses (1) and (2) are and shall be determined pursuant to Section 548, as amended, or other applicable state fraudulent conveyance or transfer law, as amended.

         Section 2.10 Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, reimbursement, exoneration, indemnification or participation, by any payment made under this Guaranty Agreement, under any other Loan Document or otherwise until the Obligations have been paid in full and the Commitments are terminated.

Except as described in this Section, the Guarantor further waives any benefit of any right to participate in any security now or hereafter held by the Agents and/or the Lenders.

                                  ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.1 Representations and Warranties. In order to induce the Agents and the Lenders to accept this Guaranty Agreement, the Guarantor represents and warrants to the Agents and Lenders (which representations and warranties will survive the creation of the Obligations and any extension of credit thereunder) that:

                  (a) Benefit to the Guarantor. The Guarantor is a wholly-owned Subsidiary of the Company and the Guarantor's guaranty pursuant to this Guaranty Agreement reasonably may be expected to benefit, directly or indirectly, the Guarantor; and the Guarantor has determined that this Guaranty Agreement is necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Company.

                  (b) Corporate Existence. The Guarantor: (i) is duly organized and validly existing under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  (c) No Breach. The execution and delivery by the Guarantor of this Guaranty Agreement and the other Loan Documents to which it is a party, the consummation of the transactions herein or therein contemplated, and the compliance with the terms and provisions hereof will not (i) conflict with or result in a breach of, or require any consent under (A) the charter or by-laws of the Guarantor or (B) any applicable law or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or any material agreement or instrument to which the Guarantor is a party or by which it is bound or to which it is subject in each case in such manner as could reasonably be expected to have a Material Adverse Effect; or (ii) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or property of the Guarantor in each case in such manner as could reasonably be expected to have a Material Adverse Effect.

                  (d) Corporate Action. The Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty Agreement and the Loan Documents to which it is a party; and the execution, delivery and performance by the Guarantor of this Guaranty Agreement and the other Loan Documents to which such Person is a party have been duly authorized by all necessary corporate action on its part. This Guaranty Agreement and the Loan Documents to which the Guarantor is a party constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights and general principals of equity.

                  (e) Approvals. Other than consents heretofore obtained or described in the Credit Agreement, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Guarantor of this Guaranty Agreement or the Loan Documents to which it is a party or for the validity or enforceability thereof. It is understood that continued performance by the Guarantor of this Guaranty Agreement and the other Loan Documents to which it is a party will require various filings, such as filings related to environmental matters, ERISA matters, Taxes and intellectual property, filings required to maintain corporate and similar standing and existence, filings pursuant to the Uniform Commercial Code and other security filings and recordings and filings required by the SEC, routine filings in the ordinary course of business, and filings required in connection with the exercise by the Lenders and the Agents of remedies in connection with the Loan Documents.

                  (f) Solvency. The Guarantor (i) is not insolvent and will not be rendered insolvent as a result of this Guaranty Agreement; (ii) is not engaged in a business or a transaction, or about to engage in a business or a transaction, for which any property or assets remaining with the Guarantor are unreasonably small capital; and (iii) does not intend to incur, or believe it will incur, debts that will be beyond its ability to pay as such debts mature.

                  (g) No Representation by Agents or Lenders. Neither any Agent, any Lender nor any other Person has made any representation, warranty or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty Agreement.

         Section 3.2 Covenants. The Guarantor acknowledges that it is has read the Credit Agreement and hereby covenants and agrees to comply with covenants and agreements set forth therein which restrict Restricted Subsidiaries of the Company in so far as such covenants and agreements apply to it.

                                   ARTICLE IV
                          SUBORDINATION OF INDEBTEDNESS

         Section 4.1 Subordination of all Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and obligations of the Company to the Guarantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by the Guarantor. Except for payments permitted by the Credit Agreement, until the Obligations shall be paid and satisfied in full, the Commitments are terminated and the Guarantor shall have performed all of its obligations hereunder and the Loan Documents to which it is a party, the Guarantor shall not receive or collect, directly or indirectly, from the Company any amount upon the Guarantor Claims.

         Section 4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving the Company, the Administrative Agent on behalf of the Agents and the Lenders shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. The Guarantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Agents and the Lenders. Should any Agent or Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to the Guarantor, and which, as between the Company and the Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations and the termination of the Commitments, the Guarantor shall become subrogated to the rights of the Agents and the Lenders to the extent that such payments to the Agents and the Lenders on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Agents and the Lenders had not received dividends or payments upon the Guarantor Claims.

         Section 4.3 Payments Held in Trust. In the event that notwithstanding Sections 4.1 and 4.2, the Guarantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, the Guarantor agrees (a) to hold in trust for the Agents and the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Agents and the Lenders; and the Guarantor covenants promptly to pay the same to the Administrative Agent.

         Section 4.4 Liens Subordinate. The Guarantor agrees that, until the Obligations are paid in full and the Commitments terminated, any Liens upon the Company's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens upon the Company's assets securing payment of the Obligations, regardless of whether such encumbrances in favor of the Guarantor, any Agent or Lender presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, the Guarantor, during the period in which any of the Obligations are outstanding or the Commitments are in effect, shall not (a) exercise or enforce any creditor's right it may have against the Company or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any Lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of the Company held by the Guarantor.

         Section 4.5 Notation of Records. All promissory notes and, upon the request of the Administrative Agent, all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by the Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.1 Successors and Assigns. This Guaranty Agreement is and shall be in every particular available to the successors and assigns of the Agents and the Lenders and is and shall always be fully binding upon the legal representatives, successors and assigns of the Guarantor, notwithstanding that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting either the Company or the Guarantor.

         Section 5.2 Notices. Any notice or demand to the Guarantor under or in connection with this Guaranty Agreement may be given and shall conclusively be deemed and considered to have been given and received in the manner provided for in Section 13.2 of the Credit Agreement and to the address of the Guarantor set forth on the signature page to this Guaranty Agreement.

         Section 5.3 Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guaranty Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty Agreement shall, as between the Agents and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting; and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

         Section 5.4 CONSTRUCTION.

                  (a) THIS GUARANTY AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY MAY BE BROUGHT IN THE DISTRICT COURTS OF NEW YORK COUNTY, NEW YORK OR THE UNITED STATES DISTRICT COURT LOCATED IN SUCH COUNTY, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NONEXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE GUARANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION.

                  (c) THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT, AS THE CASE MAY BE, AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

                  (d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

                  (e) THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5.4.

         Section 5.5 Survival of Obligations. To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agents' and the Lenders' Liens, rights, powers and remedies under this Guaranty Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Guarantor shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

         Section 5.6 Interest. It is in the interest of the Guarantor and the Agents and the Banks to conform strictly to all applicable usury laws. Accordingly, reference is made to Section 13.6 of the Credit Agreement which is incorporated herein by reference for all purposes.

WITNESS THE EXECUTION HEREOF, effective as of the date first written above.



                                OCEAN ENERGY, INC., a Louisiana corporation


                                By:          __________________________________
                                              Stephen A. Thorington
                                              Senior Vice President, Finance and
                                              Corporate Development

                                Address for Notices:

                                c/o Ocean Energy, Inc.
                                1001 Fannin, Suite 1600
                                Houston, Texas  77002
                                Attention:   Stephen A. Thorington
                                Phone:       (713) 265-6190
                                Fax:         (713) 265-8024

                                with a copy to:

                                1001 Fannin, Suite 1600
                                Houston, Texas  77002
                                Attention:   Robert K. Reeves
                                Phone:       (713) 265-6540
                                Fax:         (713) 265-8840

                                    Exhibit L

                              DISCLOSURE STATEMENT


I. Indebtedness of any Restricted Subsidiary existing on the Effective Date per Section 10.1(i)(b):

         A. Ocean Energy, Inc., a Louisiana corporation, has guaranteed the following:

         1) Senior Indenture dated as of July 15, 1993 between Seagull Energy Corporation, as issuer, and The Bank of New York, as Trustee.

                  a) as amended by First Supplemental Indenture dated as of March 30, 1999 among Ocean Energy, Inc. (formerly Seagull Energy Corporation), as issuer, the Subsidiary Guarantors named therein, and The Bank of New York, as Trustee.

                  b) as amended by Second Supplemental Indenture dated as of May 9, 2001 among Ocean Energy, Inc., a Delaware corporation (as successor by merger to Ocean Energy, Inc., a Texas corporation), as Issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor and The Bank of New York, as Trustee.

         2) Indenture dated as of July 2, 1997 among Ocean Energy, Inc., as issuer, the Subsidiary Guarantors named therein, and State Street Bank and Trust Company, as Trustee.

                  a) as amended by First Supplemental Indenture dated as of March 27, 1998 among Ocean Energy, Inc., a Delaware corporation, as issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor, and State Street Bank and Trust Company, as Trustee.

                  b) as amended by Second Supplemental Indenture dated as of March 30, 1999 among Ocean Energy, Inc., a Texas corporation (successor by merger to Ocean Energy, Inc., a Delaware corporation), as issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor, and State Street Bank and Trust Company, as Trustee.

                  c) as amended by Third Supplemental Indenture dated as of May 9, 2001 among Ocean Energy, Inc., a Delaware corporation (as successor by merger to Ocean Energy, Inc., a Texas corporation), as Issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor, and State Street Bank and Trust Company, as Trustee.


                                                                     Exhibit L-1

         3) Senior Indenture dated as of September 1, 1997 among Seagull Energy Corporation, as issuer, and The Bank of New York, as Trustee.

                  a) as amended by First Supplemental Indenture dated as of March 30, 1999 among Ocean Energy, Inc. (formerly Seagull Energy Corporation), as issuer, the Subsidiary Guarantors named therein, and The Bank of New York, as Trustee.

                  b) as amended by Second Supplemental Indenture dated as of May 9, 2001 among Ocean Energy, Inc., a Delaware corporation (as successor by merger to Ocean Energy, Inc., a Texas corporation), as Issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor and The Bank of New York, as Trustee.

         4) Indenture (7-5/8% Senior Notes due 2005) dated as of July 8, 1998 among Ocean Energy, Inc., as issuer, the Subsidiary Guarantors named therein, and Norwest Bank Minnesota, National Association, as Trustee.

                  a) as amended by First Supplemental Indenture dated as of March 30, 1999 among Ocean Energy, Inc., a Texas corporation (successor by merger to Ocean Energy, Inc., a Delaware corporation), as issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor, and Norwest Bank Minnesota, National Association, as Trustee.

                  b) as amended by Second Supplemental Indenture dated as of May 9, 2001 among Ocean Energy, Inc., a Delaware corporation (as successor by merger to Ocean Energy, Inc., a Texas corporation), as Issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor, and Wells Fargo Bank Minnesota, NA. (as successor to Norwest Bank Minnesota, NA), as Trustee.

         5) Indenture (8-1/4% Senior Notes due 2018) dated as of July 8, 1998 among Ocean Energy, Inc., as issuer, the Subsidiary Guarantors named therein, and Norwest Bank Minnesota, National Association, as Trustee.

                  a) as amended by First Supplemental Indenture dated as of March 30, 1999 among Ocean Energy, Inc., a Texas corporation (successor by merger to Ocean Energy, Inc., a Delaware corporation), as issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor, and Norwest Bank Minnesota, National Association, as Trustee.

                  b) as amended by Second Supplemental Indenture dated as of May 9, 2001 among Ocean Energy, Inc., a Delaware corporation (as successor by merger to Ocean Energy, Inc., a Texas corporation), as Issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor and Wells

                                                                     Exhibit L-2

                           Fargo Bank Minnesota, NA. (as successor to Norwest Bank Minnesota, NA), as Trustee.

         6)       Indenture (8-3/8% Series A & 8-3/8% Series B Senior Notes due
                  2008) dated as of July 8, 1998 among Ocean Energy, Inc., as issuer, the Subsidiary Guarantors named therein, and U.S. Bank Trust National Association, as Trustee.

                  a) as amended by First Supplemental Indenture dated as of March 30, 1999 among Ocean Energy, Inc., a Texas corporation (successor by merger to Ocean Energy, Inc., a Delaware corporation), as issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor, and U.S. Bank Trust National Association, as Trustee.

                  b) as amended by Second Supplemental Indenture dated as of May 9, 2001 among Ocean Energy, Inc., a Delaware corporation (as successor by merger to Ocean Energy, Inc., a Texas corporation), as Issuer, Ocean Energy, Inc., a Louisiana corporation, as Subsidiary Guarantor and U.S. Bank Trust National Association, as Trustee.

         7) Senior Indenture dated as of September 28, 2001 between Ocean Energy, Inc., a Delaware corporation, as issuer, Ocean Energy, Inc., a Louisiana corporation, as guarantor, and The Bank of New York, as trustee.

         B. Ocean Energy, Inc., a Louisiana corporation, is party to the following agreements:

         1) Crude Oil Forward Sale Contract dated as of June 25, 1999 among Ocean Energy, Inc., a Louisiana corporation, as seller, and JPMorgan Chase Bank (formerly known as The Chase Manhattan
                  Bank), a New York State banking corporation, as purchaser.

         2) Natural Gas Advance Sale Contract dated as of September 28, 2000 between Ocean Energy Resources, Inc. and Mahonia Limited.

                  a) as amended by First Amendment to Natural Gas Advance Sale Contract between Ocean Energy, Inc., a Louisiana corporation, and Mahonia Limited, effective as of December 12, 2001.

         3) Guaranty by Ocean Energy, Inc., a Louisiana corporation, of the obligations of Havre Pipeline Company, LLC under its $19,000,000 term loan facility and $999,999 revolver facility with U.S. Bank National Association.


                                                                     Exhibit L-3

                                    Exhibit M

                                   Commitments

Name of Lender                                                Commitment
--------------                                                ----------
JPMorgan Chase Bank                                          $ 65,000,000
Bank of America, N.A.                                        $ 65,000,000
Bank of Montreal                                             $ 65,000,000
The Bank of Nova Scotia                                      $ 65,000,000
Bank One, NA (Main Office Chicago)                           $ 65,000,000
BNP Paribas                                                  $ 65,000,000
Deutsche Bank AG New York Branch                             $ 65,000,000
Fleet National Bank (f/k/a BankBoston, N.A.)                 $ 65,000,000
Wells Fargo Bank Texas, N.A.                                 $ 65,000,000
The Bank of New York                                         $ 41,000,000
Citibank, N.A.                                               $ 41,000,000
Credit Lyonnais New York Branch                              $ 41,000,000
Credit Suisse First Boston                                   $ 41,000,000
Goldman Sachs Credit Partners L.P.                           $ 41,000,000
Merrill Lynch Bank USA                                       $ 41,000,000
Societe Generale                                             $ 41,000,000
Toronto-Dominion (New York), Inc.                            $ 41,000,000
The Bank of Tokyo-Mitsubishi, Ltd.                           $ 22,500,000
The Royal Bank of Scotland PLC                               $ 22,500,000
U.S. Bank National Association                               $ 22,000,000
Southwest Bank of Texas, N.A.                                $ 20,000,000
Totals:                                                 $1,000,000,000.00

                                                                     Exhibit M-1